UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

FIRST COMMUNITY BANKSHARES, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based on________

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

April 26, 2022, at 2:00 p.m. Eastern Daylight Time

March 16, 2022

To First Community Bankshares, Inc. Shareholders:

First Community Bankshares, Inc.’s Annual Meeting of Shareholders will be held at 2:00 p.m. Eastern Daylight Time on Tuesday, April 26, 2022. Due to the ongoing global health pandemic resulting from the coronavirus outbreak (COVID-19), and out of concerns for the health and well-being of our employees and shareholders, the Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the Annual Meeting in person.

At the Annual Meeting shareholders will:

•	Vote on the election of three (3) directors to serve as members of the Board of Directors, Class of 2025;

•	Vote on a non-binding, advisory basis to approve the compensation of the Corporation’s named executive officers;

•	Vote on ratification of the selection of the independent registered public accounting firm for 2022;

•	Vote on the approval of the First Community Bankshares, Inc. 2022 Omnibus Equity Compensation Plan; and

•	Transact other business that may properly come before the meeting.

Shareholders of record at the close of business on March 3, 2022, will be entitled to vote at the Annual Meeting and any adjournments.

Because the Annual Meeting is virtual and being conducted via live webcast, shareholders will not be able to attend the Annual Meeting in person. However, you will be able to attend and participate in the Annual Meeting, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FCBC2022. To participate in the Annual Meeting, you must enter the control number found on your Notice Regarding the Availability of Proxy Materials, Proxy Card, or Voter Instruction Form. It is important to note that shareholders have the same rights and opportunities by participating in a virtual meeting as they would if attending a in-person meeting. Details regarding how to participate in the meeting online and the business to be conducted at the Annual Meeting are more fully described in this proxy statement.

You may vote during the Annual Meeting by following the instructions available on the Annual Meeting website. Whether or not you plan to attend the Annual Meeting, the Board of Directors urges you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials.

/s/Sarah W. Harmon
Sarah W. Harmon
Secretary

IMPORTANT NOTICE

REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

April 26, 2022

The proxy materials for this Annual Meeting of Shareholders of First Community Bankshares, Inc., consisting of the proxy statement, annual report, and proxy card are available online at www.firstcommunitybank.com under Investor Relations.

You will be able to attend the First Community Bankshares, Inc. Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FCBC2022. You will also be able to vote your shares online by attending the Annual Meeting by webcast. It is important to note that shareholders have the same rights and opportunities by participating in a virtual meeting as they would if attending a in-person meeting. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote online at the meeting. Information regarding how to obtain a proxy from the holder of record and how to submit it to Broadridge to vote at the Annual Meeting is set forth on page 2 of this proxy statement under the heading “How to Register to Attend the Annual Meeting Virtually.”

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT TO FIRST COMMUNITY BANKSHARES, INC. YOU MAY VOTE BY THE FOLLOWING METHODS:

1.	By telephone: (800) 690-6903 until 11:59 p.m. Eastern Daylight Time on April 25, 2022;

2.	On the Internet at http://www.proxyvote.com until 11:59 p.m. Eastern Daylight Time on April 25, 2022; or

3.	Complete, sign and return the enclosed proxy card as promptly as possible whether or not you plan to attend the Annual Meeting. An addressed return envelope is enclosed for your convenience.

FIRST COMMUNITY BANKSHARES, INC. ENCOURAGES SHAREHOLDERS TO SUBMIT THEIR PROXIES IN ADVANCE OF THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

First Community Bankshares, Inc.

29 College Drive

P. O. Box 989

Bluefield, Virginia 24605-0989

March 16, 2022

Dear Shareholder,

You are invited to attend the 2022 Annual Meeting of Shareholders of First Community Bankshares, Inc. (the “Corporation”) to be held on Tuesday, April 26, 2022, at 2:00 p.m. Eastern Daylight Time, which will be held virtually at www.virtualshareholdermeeting.com/FCBC2022. Due to the continuing public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our employees, shareholders, and community, this year’s Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted solely via live webcast.

Because the Annual Meeting is virtual and being conducted via live webcast, shareholders will not be able to attend the Annual Meeting in person. However, you will be able to attend and participate in the First Community Bankshares, Inc. Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FCBC2022. It is important to note that shareholders have the same rights and opportunities by participating in a virtual meeting as they would if attending a in-person meeting. Details regarding how to participate in the meeting online and the business to be conducted at the Annual Meeting are more fully described in this proxy statement. Information regarding how to obtain a proxy from the holder of record and how to submit it to Broadridge to vote at the Annual Meeting is set forth on page 2 of this proxy statement under the heading “How to Register to Attend the Annual Meeting Virtually.”

The Annual Meeting will begin with brief comments on the Corporation’s operations. This will be followed by discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and discussion of other business matters properly brought before the meeting.

Whether or not you plan to attend, please ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone, on the Internet, or by completing, signing, dating, and returning your proxy card in the enclosed envelope.

Very truly yours,

/s/ William P. Stafford, II
William P. Stafford, II
Chairman of the Board

PROXY STATEMENT

First Community Bankshares, Inc.

29 College Drive

P. O. Box 989

Bluefield, Virginia 24605

The Board of Directors (the "Board") of First Community Bankshares, Inc. (the “Corporation”) solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Corporation (the “Annual Meeting”), which will be held on Tuesday, April 26, 2022, at 2:00 p.m. Eastern Daylight Time. Due to the global health pandemic resulting from the coronavirus outbreak (COVID-19) and out of concerns for the health and well-being of our employees and shareholders, the Annual Meeting will be held in a virtual format only, via live webcast. You will not be able to attend the Annual Meeting in person.

The expenses of solicitation of proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing the notice, proxy statement, proxy card, and return envelopes; the handling and tabulation of proxies received; charges of brokerage houses and other institutions, nominees, or fiduciaries for forwarding such documents to beneficial owners; and expenses associated with the virtual hosting of the Annual Meeting, will be paid by the Corporation. In addition to mailing of proxy materials, solicitation may be made in person, by telephone, or by other means by officers, directors, or employees of the Corporation.

This proxy statement and the proxies solicited hereby are being first sent or delivered to shareholders of the Corporation on or about March 16, 2022.

Voting

Shares of common stock (par value $1.00 per share) (“Common Stock”) represented by proxies in the accompanying form, which are properly executed and returned to the Corporation, will be voted at the Annual Meeting in accordance with the shareholder’s instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the three (3) directors nominated by the Board of Directors and named in this proxy statement; FOR approval, on a non-binding, advisory basis, of the Corporation’s executive compensation; FOR ratification of Elliott Davis, PLLC as the Corporation's independent registered public accounting firm; and FOR approval of the First Community Bankshares, Inc. 2022 Omnibus Equity Compensation Plan (the "2022 Plan").

Any shareholder may revoke their proxy at any time before it is voted. A proxy may be revoked at any time prior to its exercise by the filing of written notice of revocation with the Secretary of the Corporation, by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the Annual Meeting virtually and voting electronically. If your shares of the Corporation’s Common Stock are held for you in a brokerage, bank, or other institutional account, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote online at the Annual Meeting. Information regarding how to obtain a proxy from the holder of record and how to submit it to Broadridge to vote at the Annual Meeting is set forth below under the heading “How to Register to Attend the Annual Meeting Virtually.”

The Board has fixed March 3, 2022, as the record date for shareholders entitled to notice of the Annual Meeting. Shares of Common Stock outstanding on the record date are entitled to be voted at the Annual Meeting, and the holders of record on the record date will have one vote for each share so held in the matters to be voted upon by the shareholders. Treasury shares are not voted. As of the close of business on March 3, 2022, the outstanding shares of the Corporation consisted of 16,794,260 shares of Common Stock.

The presence in person (including by attendance at the virtual meeting) or by proxy of a majority of the shares of the Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast at a shareholders’ meeting with a quorum present. The three (3) persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting for the class of 2025 will be elected directors of the Corporation. Because this is an uncontested election, if a nominee for director does not receive a greater number of votes “for” their election than votes “withheld” from their election, the director shall promptly tender her or his resignation to the Board of Directors. The Board’s Governance and Nominating Committee (the "GNC") shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation or whether other action should be taken. The advisory approval of the Corporation’s executive compensation program, the ratification of the independent registered public accounting firm, and the approval of the 2022 Plan each require that the number of votes cast in favor of the proposal exceed the number of votes cast against. Except as stated above regarding the presence of a quorum, abstentions and broker non-votes will have no effect on any of the proposals set forth in this proxy statement.

If the shares you own are held in “street name” (that is, through a brokerage firm, bank, or other nominee) you may vote your shares by following the instructions provided by the nominee. As the record holder of your shares, your nominee is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions provided to you by your nominee, many of which offer the option of voting online or by telephone. Under the current rules of the NASDAQ Stock Market LLC or NASDAQ, if you do not give instructions to your nominee, it will only be able to vote your shares for the ratification of the independent registered public accounting firm, and it will be prohibited from voting your shares on the remaining matters brought before the meeting.

Information about the Virtual Annual Meeting

How to Attend the Virtual Meeting.  The 2022 Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast on the internet. No physical meeting will be held. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FCBC2022. You will also be able to vote your shares online by attending the Annual Meeting by webcast.

To login to the virtual Annual Meeting please go to www.virtualshareholdermeeting.com/FCBC2022. You will be required to have a control number to participate in the Annual Meeting. The 16-digit control number can be found on your Notice Regarding the Availability of Proxy Materials, Proxy Card, or Voter Instruction Form included with this proxy statement.

The online meeting will begin promptly at 2:00 p.m. Eastern Daylight Time on April 26, 2022. We encourage you to access the meeting prior to the start of the meeting to leave ample time for the check-in process. Registration begins fifteen (15) minutes prior to the state of the meeting.  Please follow the registration instructions as outlined below.

How to Register to Attend the Annual Meeting Virtually.  If you are a registered shareholder, you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the enclosed proxy card.

For those investors whose shares are held by a broker, bank, or other nominee, you must obtain the 16-digit control number from your broker, bank, or nominee in order to instruct your broker, bank, or nominee.

How to Submit Questions During the Virtual Meeting.  Shareholders as of the record date who attend the virtual Annual Meeting using their control number (as described above) will have the opportunity to submit questions during the meeting by going to the virtual meeting site at www.virtualshareholdermeeting.com/FCBC2022 and entering your control number. Once logged in, questions may be submitted through a field in the web portal. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. If a question is submitted about one of the matters in the agenda to be voted on by the shareholders at the Annual Meeting, the question must be submitted at or before the time such matter is before the Annual Meeting for consideration.

The meeting is not to be used as a forum to present personal matters, or general economic, political or other views that are not directly related to the business of the Corporation and the matters properly before the meeting, and therefore questions on such matters will not be answered. If there are any matters of individual concern to a shareholder and not of general concern to all shareholders, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at investorrelations@fcbinc.com.

To allow the Corporation to answer as many proper and relevant questions from as many shareholders as possible, we will limit each shareholder to one question. It will help us if questions are succinct and cover only one topic per question. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped, summarized, and answered together. The Corporation does not intend to address any questions that are:

●	irrelevant to the business of the Corporation or to the business of the Annual Meeting;

●	related to or may take into account material, non-public information of the Corporation;

●	related to personal grievances;

●	derogatory references to individuals or that are otherwise in bad taste;

●	substantially repetitious of previous questions or statements already made by another shareholder;

●	in furtherance of the shareholder's personal or business interests; or

●	out of order, inconsistent with these rules, or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairman or Corporate Secretary in their reasonable judgment.

All questions will be reviewed by the Chairman. If properly raised, the Chairman will read aloud the question and respond to the question or direct appropriate officers of the Corporation to respond to the question. If a question violates the rules of conduct for asking questions, as described above, it will not be summarized or answered.

Technical Assistance During the Virtual Meeting.  In the event technical issues delay or disrupt the ability to convene the meeting for longer than thirty minutes, the Corporation will make an announcement on its website www.firstcommunitybank.com under Investor Relations regarding a date and time for reconvening the Annual Meeting. In the event of disorder, technical malfunction, or other significant problem that disrupts the Annual Meeting, the Chairman may adjourn, recess, or expedite the Annual Meeting, or take such other action as the Chairman determines is appropriate in light of the circumstances.

If you have difficulty accessing the virtual Annual Meeting, please call the support line displayed on the meeting page at www.virtualshareholdermeeting.com/FCBC2022.  Technicians will be available to assist you.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is currently comprised of eight (8) directors, including six (6) non-management directors, divided into three (3) classes with staggered terms: the class of 2022, consisting of three (3) directors; the class of 2023, consisting of two (2) directors; and the class of 2024, consisting of three (3) directors. Accordingly, three (3) directors will be elected to the class of 2025 and will serve until the 2025 Annual Meeting. The three (3) directors from the class of 2022 are each nominated for re-election into the class of 2025.

The Board has adopted a policy which requires that a nominee for director in an uncontested election who does not receive a greater number of votes “for” election than votes “withheld” promptly tender her or his resignation to the Board. The GNC shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation or whether other action should be taken.  The full text of this policy can be found in the Governance and Nominating Committee Charter available on the Corporation's website www.firstcommunitybank.com under Investor Relations.

In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, all proxy votes for that individual will be voted for an alternate nominee designated by the present Board to fill the vacancy. Unless contrary instructions are given by a shareholder who signs and returns a proxy, in the event more than three (3) persons are nominated for election as directors, the proxy holder shall assume the shareholder intended to vote all shares represented by that proxy for the nominees listed herein, or for any alternates nominated by the Board. All nominees named herein have consented to be named and to serve as directors if elected.

No director or executive officer of the Corporation is closely related to any other director or executive officer of the Corporation by blood, marriage, or adoption.

The table set forth below describes each director and nominee, including their age; the applicable director class, which is based upon the year in which their term of service expires; and title. A biography describing each director’s and each nominee’s qualifications and business background is set forth below the table. The Corporation does not know of any reason why any nominee would be unable to serve as a director.

Members of the Corporation’s Board of Directors are expected to have the appropriate skills and characteristics necessary to function in the Corporation’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills. In addition, the Corporation looks to achieve a diversified Board, including members with varying experience, age, perspective, residence, background, race, gender, and other demographic characteristics. All members of the Corporation’s Board also serve as directors for the board of the Corporation’s banking subsidiary.

Name and Title	Age	Director of Corporation Since	Class of Directors
C. William Davis, Director	74	2015	2024
Samuel L. Elmore, Director Nominee	75	2013	2022
Richard S. Johnson, Director Nominee	72	2008	2022
Gary R. Mills, President and Director	54	2016	2023
Harriet B. Price, Director	59	2021	2024
M. Adam Sarver, Director	45	2015	2023
William P. Stafford, II, Chief Executive Officer and Director (Chairman)	58	1994	2024
Beth A. Taylor, Director Nominee	66	2022	2022

DIRECTOR NOMINEES FOR THE CLASS OF 2025

Samuel L. Elmore, Former Executive Vice President and Chief Credit Officer, First Community Bank, Beckley, West Virginia.

Mr. Elmore received a Bachelor of Science in Business Management and Marketing in 1970 from the University of Charleston. Prior to joining First Community Bank, Mr. Elmore served as President, Citizens Southern Bank, Beckley, West Virginia; President and Chief Executive Officer, Charleston National Bank, Charleston, West Virginia; Vice President, Key Centurion Bancshares, Huntington, West Virginia; and President and Chief Operations Officer, Beckley National Bank, Beckley, West Virginia. Mr. Elmore also served in the United States Army from 1964 to 1967. Mr. Elmore currently serves on the Board of First Community Bank and has previously served on the Boards of The United Way of Beckley, Beckley Area Foundation, Raleigh General Hospital, Raleigh County Community Action, Pinecrest Development Corporation, Raleigh County Commission on Aging, and the Virginia’s Automated Clearing House Association.

Mr. Elmore’s relevant experience qualifying him for service as a director includes: more than forty (40) years of experience in the community banking industry, including service as an auditor, Chief Operations Officer, Chief Financial Officer, and Chief Credit Officer; prior experience with acquisitions and mergers; and experience in a variety of offices held with increasing management responsibilities during his banking career.

Richard S. Johnson, Chairman, President and Chief Executive Officer, The Wilton Companies, Richmond, Virginia.

Mr. Johnson earned a Bachelor of Science in Business Administration from the University of Richmond, Richmond, Virginia in 1973, with concentrations in Economics and Finance, and graduated with a Master of Science from Virginia Commonwealth University, Richmond, Virginia in 1977, with a concentration in Real Estate and Urban Land Development.  Mr. Johnson has been the President and Chief Executive Officer of The Wilton Companies, a real estate investment, development, brokerage and management group of companies, since 2002. He assumed the role of Chairman of The Wilton Companies in 2010.  Prior to joining The Wilton Companies, Mr. Johnson served as President of Southern Financial Corp. of Virginia from 1985 to 2002 and Chairman of the Board of Southern Title Insurance Corporation from 1980 to 1985.  Mr. Johnson currently serves as a Director of First Community Bankshares, Inc., First Community Bank, The Wilton Companies, Inc., and The Wilton Companies, LLC. Mr. Johnson serves as a Director of the American Civil War Museum.  Mr. Johnson also serves as the Assistant Treasurer and Director Emeritus of Ducks Unlimited, Inc. and further serves as Emeritus Trustee of the Board of Trustees for the University of Richmond.  He has previously served as a director/trustee of the State Fair of Virginia, the Children’s Museum of Richmond, Omicron Delta Kappa, a National collegiate honor society, Ducks Unlimited Canada, Landmark Apartment Trust of America, and the City of Richmond Economic Development Authority, where he previously held the seat of Chairman.

Mr. Johnson’s relevant experience qualifying him for service as a director includes his background in: long-range planning, various aspects of mortgage underwriting, marketing, and mortgage portfolio servicing; previously chairing the Economic Development Authority of the City of Richmond, Virginia; past service as a director and Finance Committee member of Ducks Unlimited, Inc. and Ducks Unlimited Canada; having served in various state and national offices with Ducks Unlimited, Inc., including Assistant Treasurer and member of the Finance and Audit Subcommittee; and previous service as a director and Audit Committee member of the Apartment Trust of America.

Beth A. Taylor, Mayor of the Town of Wytheville, Virginia

Dr. Taylor earned a Nursing Degree from Samford University in Birmingham, Alabama in 1976 and a Bachelor of Science from University of Alabama in Birmingham, Alabama in 1985.  She then attended medical school at the University of South Alabama in Mobile, Alabama, earning her Doctor of Medicine in 1989.  She also received certifications in Internal Medicine (1992) and Gastroenterology (1995) from the University of South Alabama.  Dr. Taylor spent her medical career in private practice, focusing on gastroenterology.  She retired from medical practice in 2015.

In August 2016, Dr. Taylor was elected to the Town Council of the Town of Wytheville, Virginia and on July 30, 2018, she was elected as the first female Mayor of the Town of Wytheville, Virginia.  During her tenure with the Town, Dr. Taylor has, at various times, served on multiple committees, including, without limitation the Crossroads Regional Industrial Development Authority, District Three Committee, Beautification Committee, Budget and Finance Committee, and Tree Advisory Committee.   She also routinely attends meetings of the Joint Industry Development Authority and the Regional Water Authority and Planning Commission.

Dr. Taylor’s relevant experience qualifying her for service as a director includes a broad range of business, financial, and related experience obtained while in private medical practice; extensive civic and community service; and extensive municipal government service, including service directly related to community development activities.

The Board of Directors unanimously recommends a vote FOR the nominees set forth above.

INCUMBENT DIRECTORS

C. William Davis, Attorney, Richardson & Davis, PLLC, Bluefield, West Virginia.

Mr. Davis was appointed to serve on the Board on August 25, 2015. Mr. Davis graduated from the Virginia Military Institute in 1970, with a Bachelor of Science in Civil Engineering and from Washington & Lee University School of Law in 1973, with a Juris Doctor degree. Mr. Davis is a member of Richardson & Davis, PLLC and practices law, primarily in the areas of civil litigation, commercial transactions, trusts and estates, and banking. Mr. Davis has served as a Director of the Corporation since 2015, of the Corporation’s banking subsidiary since 1990, and of a predecessor bank from 1987 to 1990. Mr. Davis has served as a Director for a variety of business and professional organizations in the region, including Bluefield Supply Company, Flat Top Insurance Agency, the Defense Trial Counsel of West Virginia, Inc., and the West Virginia State Bar Board of Governors.

Mr. Davis’ relevant experience qualifying him for service as a director includes: a broad range of business, legal, banking, and regulatory related issues encountered in the practice of law; extensive civic and community service; and more than thirty-five (35) years of board service in the banking industry.

Gary R. Mills, President, First Community Bankshares, Inc. and Chief Executive Officer and President, First Community Bank, Bluefield, Virginia.

Mr. Mills has served as President of the Corporation since August 31, 2013 and currently serves as Chief Executive Officer and President of First Community Bank. Mr. Mills has been employed by the Corporation and/or one of its subsidiaries since 1998. Mr. Mills served as Market President of the Princeton Division of First Community Bank from 1998 until 2005, Senior Vice President of Credit Administration from 2005 to 2006, and most recently as Chief Credit Officer from 2007 until his appointment as Chief Executive Officer. Mr. Mills is a Certified Public Accountant and holds a Bachelor of Science in Business Administration with a concentration in Accounting from Concord College (now University).

Mr. Mills’ relevant experience qualifying him for service as a director includes: more than thirty (30) years of experience in the financial services industry; extensive civic and community involvement; and eight (8) years of board service for the Corporation’s banking subsidiary.

Harriet B. Price, Chief Financial Officer, Price-Williams Realty, Inc., Radford, Virginia.

Ms. Price was appointed to serve on the Board effective January 1, 2021. Ms. Price received a Bachelor of Science in Accounting from Virginia Polytechnic Institute and State University. She is a certified public accountant and active in the executive management of Price-Williams Realty, Inc.

Ms. Price takes pride in serving her community through her mentoring of students in accounting at Virginia Tech and Radford University over the past twenty-five years, previously serving on the City of Radford Executive Chamber Board, and volunteering in Radford City Schools.

Ms. Price’s relevant experience qualifying her for service as a director includes: more than twenty-five (25) years’ experience in business management and accounting and extensive civic and community service.

M. Adam Sarver, Real Estate Developer and Businessman, Princeton, West Virginia.

Mr. Sarver was appointed to serve on the Board on August 25, 2015. Mr. Sarver received his Bachelor of Science in Communication Studies in 2000 from West Virginia University. Mr. Sarver has served on the Board of Directors of the Corporation’s banking subsidiary since 2014. He owns and manages several businesses in Southern West Virginia including Main Street Builders, LLC; Eastern Door & Glass, LLC; Longview Properties, LLC; and Clover Leaf Properties, LLC, which are focused on real estate development coupled with residential and commercial construction and development. Mr. Sarver currently serves as a Director for a variety of businesses, civic and charitable organizations in the region, including the Princeton Salvation Army Advisory Board (past Chairman) and the First United Methodist Church. He was previously a Director for the Princeton – Mercer County Chamber of Commerce.

Mr. Sarver’s relevant experience qualifying him for service as a director includes: a broad range of business, financial, and related experience associated with operating multiple business interests and extensive civic and community service on a variety of boards.

William P. Stafford, II, Chief Executive Officer, First Community Bankshares, Inc., Bluefield, Virginia and Attorney, Brewster Morhous PLLC, Bluefield, West Virginia.

Mr. Stafford is a graduate of Virginia Polytechnic Institute and State University, Blacksburg, Virginia, and holds a Bachelor of Science in Mechanical Engineering. He also holds a Juris Doctor, cum laude, from Washington & Lee University School of Law, Lexington, Virginia. Mr. Stafford has served as Chief Executive Officer of the Corporation since his appointment by the Board in August 2013. Mr. Stafford is a member of Brewster Morhous PLLC, and practices law on a limited basis primarily in the areas of commercial transactions, banking, creditor’s rights, and trusts and estates. He currently serves as Chairman of the Board of the Corporation and Chairman of the Board of the Corporation’s banking subsidiary. Mr. Stafford serves as Director and Corporate Secretary of the H. P. and Anne S. Hunnicutt Foundation, Inc., Princeton Machinery Service, Inc., and Melrose Enterprises, Ltd. He is a member of Stafford Farms, LLC, Vermillion Development, LLC, and Walnut Hill, LLC, which include real estate and agricultural holdings. Mr. Stafford is a partner in Legal Realty, A Partnership.  Mr. Stafford has served, and continues to serve, on numerous civic and community service boards and commissions.

Mr. Stafford’s relevant experience qualifying him for service as a director includes: a broad range of regulatory, business, legal and banking related issues encountered in the practice of law and personal business endeavors; extensive state and municipal government service; extensive civic and community service; and service as a member of the Board of Directors of the Corporation since 1994.

Changes to Composition of the Board of Directors in 2022

On December 13, 2021, at a regular meeting of its Board, by resolution as authorized in the bylaws, the size of the Board was increased from seven (7) members to eight (8) members, and the Board appointed Dr. Beth A. Taylor to fill the vacancy created by that action. This appointment was, in part, a result of the GNC’s search for candidates with diverse backgrounds willing to serve on the Board. Dr. Taylor is highly qualified and brings a diverse and expansive mix of insight and expertise, including significant local market knowledge, to the Board. The appointment was effective January 1, 2022.

Director Qualifications and Experience

The GNC is committed to presenting for shareholder consideration a slate of nominees who, taken together with current Directors, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a board and as liaisons to the customers and communities the Corporation serves. The GNC regularly reviews the composition of the Board in light of the Corporation’s evolving needs, its assessment of the Board’s performance, and the input of shareholders. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the GNC considers a number of criteria, including, but not limited to, the candidate’s integrity, business acumen, age, experience, education, involvement in the communities served by the Corporation, relationships and familiarity with the Corporation’s customers, commitment to the Corporation, diligence, geographic representation, conflicts of interest, strong professional reputation and record of achievement, constructive and collegial personal attributes, significant investment in or experience with the Corporation, ability and commitment to devote sufficient time and energy to Board service, and ability to act in the interests of all shareholders, rather than focusing on representation of a particular group, issue or interest. Additionally, the GNC must ensure that the composition of the Board and its committees satisfies SEC, NASDAQ, and banking regulatory standards, including those related to director independence. Further examples of individual qualifications and experience considered by the GNC include the candidate’s professional standing in their chosen field and in the communities served by the Corporation, expertise in the financial services industry, civic and community involvement in the communities served by the Corporation, leadership skills, and intelligence. The GNC also strives to accomplish broad geographic representation from the communities and markets the Corporation serves and seeks candidates who can help ensure the Board remains knowledgeable and intimately involved in the banking affairs of those customers and communities. The GNC also seeks candidates with a representative mix of skills in finance, technology, marketing, community and business affairs, human resources, and governance.

Diversity of Director Nominees

The Governance and Nominating Committee Charter, which is publicly available on the Corporation's website www.firstcommunitybank.com under Investor Relations, addresses specifically how diversity is to be considered in the director nomination process.  More broadly, however, the GNC seeks to ensure that there is diversity of thought among directors. Having diversity of thought results in more thorough analysis of each issue and better decisions, which in the long term results in greater shareholder value. The GNC believes that diversity of thought stems from many factors, including professional experience, life experience, socio-economic background, gender, race, religion, nationality, skill set, and geographic representation. The GNC does not assign specific weights to particular factors, and no particular factor is necessarily applicable to all prospective nominees. The Corporation believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. The diversity of the Board is evaluated on a continuing basis by assessing whether varying viewpoints are routinely presented, evaluating the individual performance and contributions of each Director, and ensuring that varying perspectives are presented on key issues.

Board Diversity Matrix (As of March 3, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did not Disclose Demographic Background	0
Directors who are Military Veterans	2

Recommendations for Director Candidates

The GNC’s practice is to consider all shareholder recommendations for director candidates which are received prior to February 15th each year. Any such recommendations should be sent to the GNC, c/o Secretary of First Community Bankshares, Inc., P. O. Box 989, Bluefield, Virginia 24605-0989. The Corporation believes that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. The GNC also considers candidates recommended by current directors, officers, employees, and others. The GNC evaluates all nominees for director in the same manner and typically bases its initial review on any written materials submitted with respect to the candidate.

NON-DIRECTOR NAMED EXECUTIVE OFFICERS

Named executive officers who are not directors of the Corporation, including their title, age, and year they became an officer of the Corporation, are set forth in the chart below, which is followed by a brief biography describing each named executive officer’s business experience.

Name and Title	Age	Executive of the Corporation Since
Jason R. Belcher, Chief Operating Officer of Corporation and of First Community Bank	45	2016
David D. Brown, Chief Financial Officer of Corporation and of First Community Bank	47	2006
Sarah W. Harmon, Chief Administrative Officer, General Counsel, and Secretary of Corporation and of First Community Bank	40	2018

Jason R. Belcher, Chief Operating Officer of the Corporation and First Community Bank.

Mr. Belcher has served as an officer of First Community Bank since March 2, 2015, having previously served as Chief Risk Officer and Chief Administrative Officer. Mr. Belcher assumed the role of Chief Operating Officer of the Corporation on January 1, 2020 pursuant to the retirement of E. Stephen Lilly. He has been employed by the Corporation’s banking subsidiary since 2005, in various roles including Market President, Finance and Tax Director, and Treasurer. Mr. Belcher, a Certified Public Accountant, earned his Bachelor of Science in Business Administration from West Virginia University in 1999 and a Master of Accounting and Information Systems Degree from Virginia Polytechnic Institute and State University in 2006.  In his community, Mr. Belcher serves in various roles for his church, including as a former Deacon and as a member of the Church Officers Committee. Mr. Belcher coaches middle school football, soccer, and basketball teams and serves on the Board of Directors of the Tiger Athletic Foundation in Princeton, West Virginia.

David D. Brown, Chief Financial Officer of the Corporation and First Community Bank.

Mr. Brown has been Chief Financial Officer of the Corporation and First Community Bank since May 2006 and has been employed by the Corporation and/or one of its subsidiaries since 2005. Prior to joining the Corporation, Mr. Brown served in various positions including Corporate Auditor of United Bankshares, Inc. from 1999 to 2005. From 1997 to 1999, Mr. Brown practiced in the field of public accounting, concentrating his work on tax, accounting, and auditing across a variety of industries. Mr. Brown is a Certified Public Accountant and holds Master of Public Accountancy and Bachelor of Science degrees from West Virginia University.  Mr. Brown is a member of the American Institute of Certified Public Accountants and the West Virginia Society of Certified Public Accountants. In his community, Mr. Brown serves on the Carlock Pruett Athletic Foundation Board and previously served on the board of the Bluefield, Virginia Little League.  He has also coached middle school and Little League baseball and serves as a Virginia State Little League umpire.

Sarah W. Harmon, Chief Administrative Officer, General Counsel, and Secretary of the Corporation and First Community Bank.

Ms. Harmon has been employed by the Corporation’s banking subsidiary since 2013. She has served as General Counsel of First Community Bank since 2018 and General Counsel of the Corporation since 2020.  In 2021, Ms. Harmon was appointed Chief Administrative Officer for the Corporation and First Community Bank. In addition to her traditional General Counsel duties, Ms. Harmon provides executive oversight to the legal, compliance, and human resources departments. Ms. Harmon earned her Bachelor of Arts in the Interdisciplinary Studies of Behavioral Science and Business from Concord College (now University) in 2002, graduating summa cum laude as Valedictorian, her Juris Doctorate from Washington and Lee School of Law in 2006, graduating cum laude, and her Master of Business Administration from West Virginia University in 2017.  Since March 2021, Ms. Harmon has served as the District 10 Representative for the West Virginia State Bar Board of Governors, which includes service on various sub-committees. Since 2018, she has been a member of the ABA General Counsel Group; the Virginia Bankers Association Legal Affairs Committee, which she currently chairs; and the West Virginia Bankers Association Legislative Affairs and Government Relations Committee, which she currently chairs.  She has previously served as the Legislative Director for the Society for Human Resource Management, Appalachian Chapter of the Virginias Board of Directors and remains a member.  Ms. Harmon is involved in her community through volunteering and other support of local schools and participation in civic and community events.  She previously served on the Board of Directors for Mother Goose Child Care Center.

OTHER KEY OFFICERS

In addition to the Corporation’s named executive officers, certain other key officers and executives of subsidiaries (collectively, the “Senior Management Team”) are integral to the smooth operation and continued success of the Corporation and its subsidiaries. Each member of the Senior Management Team is responsible for the oversight of several functional business units of the Corporation’s banking subsidiary and is primarily responsible for assessing and managing the Corporation’s risk exposure, under the supervision of the Board and its committees. In addition to the named executive officers, the Senior Management Team consists of the following officers:

Tamara L. Abel, Chief Mortgage Banking Officer of First Community Bank.

Ms. Abel has been employed by the Corporation’s banking subsidiary since 2003, having over 19 years of experience in the banking industry. Previous roles include credit analyst, business development officer, small business lending, loan review manager, and vice president of credit administration.  As the Chief Mortgage Banking Officer (formerly, Senior Vice President - Mortgage Banking), Ms. Abel is responsible for the oversight and management of the Bank's mortgage banking operations, including development of policies and procedures that govern mortgage product design and underwriting criteria, compliance with applicable laws and regulations, origination of mortgage loans, and the direct supervision of the Mortgage Executive and the Mortgage Credit Executive. Ms. Abel obtained a Bachelor of Science in Business Administration with a concentration in Accounting from Concord College (now University) in 1986.

Derek A. Bonnett, Chief Risk Officer of the Corporation and First Community Bank.

Mr. Bonnett has been employed by the Corporation since 2016, having served as the Director of Internal Audit until being named the Chief Risk Officer in 2021.  He has over 13 years of experience providing risk management advice, insight, and assurance to financial institutions. Mr. Bonnett is a Certified Public Accountant, Certified Internal Auditor, and Certified Information Systems Auditor.  He holds a Bachelor of Science in Business Administration with a concentration in Accounting obtained from Concord University in 2010, from which he graduated valedictorian of his class. In his current role, Mr. Bonnett is responsible for oversight and administration of the Bank’s enterprise risk management (ERM) program to ensure alignment of strategy and operations.

Milton Campbell, Chief Retail Banking Officer of First Community Bank.

Mr. Campbell has been employed by the Corporation’s banking subsidiary since 1998, served as a Regional President of the bank from 2009 to 2021, and was named Chief Retail Banking Officer in 2021 when the bank transitioned from a regional banking management structure to a line of business structure. Mr. Campbell joined First Community following the acquisition of Blue Ridge Bank, where he had been employed from 1989 to 1996. He has over 38 years of experience in the banking industry. As Chief Retail Banking Officer, Mr. Campbell provides oversight to all functions of the branch network's deposit and retail loan operations.  Mr. Campbell is also the executive responsible for oversight of the bank’s credit card portfolio. Mr. Campbell obtained a Business Administration degree from Elon College (now University) in 1983 and is a graduate of the North Carolina School of Banking.

Amy S. Hall, Chief Customer Service Officer of First Community Bank.

Ms. Hall has been employed by the Corporation’s banking subsidiary, or a predecessor bank, since 1993 and served as Director of Branch Administration from 2012 to 2021 when she was named Chief Customer Service Officer.  In her current role, Ms. Hall provides executive oversight of all market staff training, all operational procedures, and market network support. In addition, Ms. Hall is responsible for executive oversight of the banking subsidiary's Client Care Center and the Digital Delivery Channels. Ms. Hall obtained her Associate Degree in Business Administration from Wilkes Community College in 1989.

Samuel G. Hill, Chief Wealth Management Officer and Senior Trust Officer of First Community Bank.

Mr. Hill has been employed by the Corporation’s banking subsidiary since 2006 and has served in his current role since 2010 (previously Senior Vice President and Senior Trust Officer). In addition to overseeing the bank’s trust department, Mr. Hill serves as the President of the bank’s insurance subsidiary, First Community Insurance Services, and the bank's wealth management subsidiary, First Community Wealth Management, Inc. ("FCWM").  He has been employed by FCWM or its predecessor since 1992, and directly provides financial advising services to wealth management clients. Mr. Hill obtained his Bachelor of Science in Business Administration with a concentration in Accounting from Concord College (now University) in 1990 and holds a Master of Business Administration from West Virginia University obtained in 1999. Mr. Hill is a Certified Public Accountant, is a graduate of Cannon Trust School, and holds FINRA Series 7 and Series 63 securities licenses.

William C. Hopkins, Chief Commercial Banking Officer of First Community Bank.

Mr. Hopkins has been employed by the Corporation’s banking subsidiary since 1996, served as a Regional President of the bank from 2014 to 2021, and was named Chief Retail Banking Officer in 2021 when the bank transitioned from a regional banking management structure to a line of business structure.  Previous roles include auditor, credit analyst, corporate strategist, commercial loan officer, commercial sales leader, and market president. As Chief Commercial Banking Officer, Mr. Hopkins provides oversight to all functions of the branch network's commercial lending and deposit functions.  Mr. Hopkins is also the executive responsible for oversight of commercial credit documentation quality control and the bank's treasury services function.  Mr. Hopkins holds a Bachelor of Science in Business with a concentration in Accounting and Finance obtained from Concord College (now University) in 1995. He has also completed the ABA Commercial Lending School and the Wachovia Commercial Lending School.

Jeffrey N. Noble, Chief Credit Officer of First Community Bank.

Mr. Noble has served the Corporation’s banking subsidiary in various roles for more than thirty-five (35) years and has held his current position since 2013. In this role, Mr. Noble is responsible for the supervision of personnel, policies, procedures, and documentation for the Corporation’s credit administration function, inclusive of Consumer Lending, Small Business Lending, Commercial Lending, Appraisal Services, and Special Assets. Mr. Noble holds a Bachelor of Science in Business Administration with a concentration in Accounting, obtained from Concord College (now University) in 1986. He is also a graduate of the West Virginia School of Banking, RMA Commercial Lending School, and RMA Lending to Small Business School.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board regularly reviews corporate governance developments and considers modifications to clarify and augment the Board’s processes, including those relating to risk oversight.

The Board’s Role in Risk Oversight. The Board believes that each member has a responsibility to monitor and manage risks faced by the Corporation. At a minimum, this requires members of the Board to be actively engaged in Board discussions, review materials provided to them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors. Furthermore, because the banking industry is highly regulated, certain risks to the Corporation are monitored by the Board through its review of the Corporation’s compliance with regulations set forth by its regulatory authorities, including recommendations contained in regulatory examinations.

During 2021, given the ongoing nature of the COVID-19 pandemic, the Board and its committees continued to review and consider with management the impact of COVID-19 on the Corporation’s employees, customers, and financial performance, and management’s strategies and initiatives to respond to, and mitigate, adverse pandemic impacts, including enhanced health and safety measures for the Corporation’s employees. Management reviewed and, in many cases, refined various plans, strategies, and protocols developed at the onset of the pandemic to protect employees, maintain services for clients, ensure the functional continuity of operating systems, controls and processes, and mitigate the financial risks posed by changing market conditions.

Because the Corporation believes risk oversight is the responsibility of each member of the Board, it does not concentrate the Board’s responsibility for risk oversight in a single committee. Instead, each committee concentrates on specific risks for which it possesses relevant information and expertise, and each committee regularly reports to the Board on its findings. For example, the Audit, Compliance, and Enterprise Risk Committee (the “ACER Committee”) regularly monitors the Corporation’s exposure to certain reputational risks by establishing and evaluating the effectiveness of its programs to report and monitor fraud and by monitoring the Corporation’s internal controls over financial reporting; the Asset/Liability Management Committee of the Corporation’s banking subsidiary monitors liquidity and interest rate risk; the Information Systems Steering Committee of the Corporation’s banking subsidiary monitors information technology and operations risk; and the Corporation’s Compensation and Retirement Committee (the "CRC") monitors risks associated with the design and administration of employee compensation and benefit plans.

Independence of Directors

The Board annually reviews the relationships of each of its members with the Corporation to determine whether each director is independent. This determination is based on both subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules. Factors considered include but are not limited to: each Director’s employment history with the Corporation, if any; compensation by the Corporation to each Director and their family members, if any; and the report of the GNC Chairman, which, for 2021, indicates that no related party transactions with any Director constitutes a material relationship with the Corporation. After considering each Director’s individual circumstance, the Board determined that, with regard to the following Directors and nominees, no circumstances or relationships exist which would interfere with their exercise of independent judgment as a director: C. William Davis; Samuel L. Elmore; Richard S. Johnson; Harriet B. Price; M. Adam Sarver; and Beth A. Taylor. Accordingly, these Directors and nominees are considered independent. Directors Stafford and Mills are not independent solely because they are executive officers of the Corporation.

SEC Rules and/or NASDAQ listing standards contain additional requirements for members of the ACER Committee, the CRC, and the GNC. All of the directors serving on these committees are independent under the additional requirements applicable to each such committee.

The Board of Directors and Board Meetings

Board Leadership Structure. William P. Stafford, II currently serves as Chief Executive Officer of the Corporation and as Chairman of the Board. The role of the Chief Executive Officer is to set the strategic direction for the Corporation and manage its performance, while the Chairman of the Board is tasked with setting the agenda for Board meetings and presiding over meetings of the Board. The Board believes combining the roles of Chief Executive Officer and Chairman is in the best interests of the Corporation at this time, as doing so best positions the Corporation to carry out its strategic plan for core growth and enhanced performance; provides for greater accountability and transparency; enhances oversight of operations; and provides for greater Board involvement. However, in making this decision, the Board is not unmindful of the corporate governance objectives that are sometimes achieved through bifurcation of the Chairman and Chief Executive Officer roles. To achieve those objectives, the Board has bifurcated the positions of Chief Executive Officer of the Corporation and Chief Executive Officer of First Community Bank, the Corporation’s banking subsidiary, which is its primary operating entity. Gary R. Mills serves as Chief Executive Officer and President of First Community Bank, supervises all bank operations, and manages its performance. Both Mr. Stafford and Mr. Mills work closely with the Board and its committees in their respective areas of responsibility. The Board believes, under the present circumstances particular to the Corporation, that this structure better achieves the desired corporate governance objectives set forth above, and others. Further, the Board has appointed Director Elmore as the Lead Independent Director and Vice Chairman of the Board. Director Elmore serves as Chairman of meetings of the independent directors.

Standards of Conduct. All directors, named executive officers, and other employees of the Corporation must act ethically at all times and in accordance with the policies comprising the Corporation’s Standards of Conduct (the “Standards”), which are available at the Corporation’s website www.firstcommunitybank.com under Investor Relations. Certification of compliance with the Standards is required on a annual basis. Only the Board of Directors may waive a provision of the Standards for directors and named executive officers and will only do so for just cause in an instance where the underlying ethical objective will not be violated. No waivers were granted to any director or named executive officer during 2021. Amendments to the Standards will be published on the Corporation’s website, as required by SEC rules. If an actual or potential conflict of interest arises for a director, the director must promptly inform the Board.

Communicating Concerns to Directors. The ACER Committee and the non-management directors have established procedures to enable any employee who has a concern about accounting, internal accounting controls, or auditing matters related to the Corporation to communicate that concern directly to the Board through an e-mail or written notification directed to the Chairman of the ACER Committee. Such communications may be confidential or anonymous. During orientation, employees are informed how to submit such communications and the Whistleblower Policy is provided in the employee handbook, on the Corporation’s Intranet, and a notice regarding the same can be found posted on bulletin boards at each location of the Corporation and its subsidiaries. The status of any unresolved concern is reported to the non-management directors of the Board periodically by the Chairman of the ACER Committee.

Shareholder Communications. Shareholders may communicate with all or any member of the Board by addressing correspondence to the Board or to the individual director. Shareholders may address such communication to Secretary, First Community Bankshares, Inc., P. O. Box 989, Bluefield, Virginia 24605-0989, and all communications so addressed will be forwarded to the Chairman of the Board or to the individual director to whom such correspondence is directed, without exception.

Board Meetings. In 2021, the Board held nine (9) regular meetings. No member attended fewer than seventy-five percent (75%) of the Board meetings or committee meetings on which the member sits. Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties and to attend all regularly scheduled Board, committee, and shareholder meetings. It is the Board’s policy that the directors should attend the Annual Meeting absent exceptional circumstances. All then-current directors attended the 2021 Annual Meeting.

Meetings of Independent Directors. The non-management directors met without any management director or other employee present on at least two (2) occasions in 2021.

First Community Bank Board. First Community Bank (the “Bank”) is a Virginia chartered commercial banking corporation and the Corporation’s primary operating subsidiary. The Corporation conducts its banking operations, which constitute the overwhelming majority of its activities, exclusively through First Community Bank. The Board is aided in the governance and operation of its banking subsidiary by the board of directors of First Community Bank (the “Bank Directors”). The Bank Directors currently consist of the directors of the Corporation and eight (8) additional individuals with experience, qualifications, attributes, and skills appropriate for governing a community bank. In addition, due to their involvement in the communities served by the Corporation, the Bank Directors are uniquely positioned to advise the Senior Management Team regarding community banking matters. The GNC regularly reviews the composition of the Bank board of directors in light of the Bank’s evolving needs, its assessment of the Bank Directors’ performance, and the markets in which the Bank operates. In considering whether to recommend any candidate for election to the Bank board of directors, the GNC considers many of the same criteria as when considering candidates for the Board of Directors, including but not limited to, the candidate’s integrity, reputation, business acumen, age, education, involvement in the communities served by the Bank, relationships and familiarity with the Bank’s customers, potential conflicts of interest, constructive and collegial personal attributes, knowledge of banking regulatory matters, as well as the candidate’s general experience and expertise in the financial services industry and civic and community involvement. The GNC also strives to accomplish broad geographic representation from the communities and markets the Bank serves and seeks candidates who can help ensure the Bank Directors remain intimately involved in the banking affairs of the Bank’s customers and communities.

In addition to the Board committees mentioned previously discussed, the Bank maintains several standing committees, including, without limitation, Loan Committee (which oversees lending matters), Asset/Liability Management Committee (ALCO) (which oversees management of the Bank’s balance sheet), Trust Committee (which oversees trust and investment matters), and Information Systems Steering Committee (ISSC) (which oversees information technology matters, including digital information systems, information security, and payment channels). Both Corporation directors and Bank directors serve on each Bank-level committee, providing oversight to that committee’s respective area of operation.

Board Committees

The Board has four (4) standing committees: the ACER Committee, the Executive Committee, the CRC, and the GNC. For each of these committees, except the Executive Committee, the Board has adopted a written charter, a current copy of which is available for review and/or printing on the Corporation’s website at www.firstcommunitybank.com under Investor Relations. Each such charter is reviewed and approved annually by the relevant committee and by the Board.

Audit Compliance and Enterprise Risk Committee. The ACER Committee combines the functions of an audit committee with those of a compliance and enterprise risk committee to provide members a more holistic view of the financial, legal, and regulatory risks affecting the Corporation and its banking subsidiary.

The current members of the ACER Committee are Director Johnson, who chairs the Committee; Director Elmore; Director Price; and Director Sarver. All members of the ACER Committee are independent. Director Johnson is the audit committee financial expert, as the SEC defines that term and as the Board interprets such qualification in its business judgment consistent with such definition. The ACER Committee is concerned with the integrity of the Corporation’s financial statements, the independence, qualifications, and performance of the Corporation's independent registered public accounting firm, and the performance of the Corporation’s internal audit function. Its duties include but are not limited to: (1) selection and oversight of the independent registered public accounting firm; (2) review of the scope of the audit to be conducted by the independent registered public accounting firm, as well as the results of that audit; (3) oversight of the Corporation’s financial reporting activities, including the annual report and the accounting standards and principles followed; (4) discussion with the Senior Management Team and other relevant employees of risk assessment and management policies, including risk relating to the financial statements and financial reporting process and the steps taken by management to monitor and mitigate such risks; (5) approval of audit and non-audit services provided to the Corporation by the independent registered public accounting firm; (6) review of the organization and scope of the Corporation’s internal audit function and its disclosure and internal controls; and (7) oversight of regulatory compliance and enterprise risk management. The ACER Committee held eleven (11) meetings during 2021. The ACER Committee’s report is on page 41.

Executive Committee. The current members of the Executive Committee are Director Stafford, II, who chairs the Committee; Director Davis; Director Elmore; Director Johnson; Director Mills; Director Price; Director Sarver; and Director Taylor. The Executive Committee did not meet in 2021. The Committee, subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board to act between meetings of the Board, except for certain matters reserved to the Board by law.

Compensation and Retirement Committee. The current members of the CRC are Director Davis, who chairs the Committee; Director Johnson; and Director Elmore. All three (3) members of the CRC are independent. The CRC’s primary duties and responsibilities are to: (1) review, evaluate, and determine annually compensation of the Chief Executive Officer and President; (2) review, evaluate, and approve annually compensation of each other named executive officer; (3) review, evaluate, and approve annually compensation of the other members of the Senior Management Team; (4) review, evaluate, and approve all incentive and equity-based compensation; and (5)  review, evaluate, and approve the proxy statement Compensation Discussion and Analysis and the CRC report. While the CRC receives input from the Chief Executive Officer and President, who play a significant role in the compensation setting process, as well as other members of management, as needed, the ultimate decision regarding compensation of the named executive officers rests with the CRC. Further, the Chief Executive Officer and President do not participate in these matters as they relate to their respective compensation. For a full discussion of the CRC and management’s respective roles administering the executive compensation program, please see the Compensation Discussion and Analysis. The CRC does not delegate any of its responsibilities to subcommittees, except as it relates to the day-to-day administration of benefit plans. The CRC held seven (7) meetings in 2021. The CRC’s report is on page 26.

Compensation and Retirement Committee Interlocks and Insider Participation. None of the members of the CRC are or were formerly employed by the Corporation or any of its subsidiaries in the last completed fiscal year. None of the named executive officers of the Corporation currently serve or previously served on any compensation committee or any board of directors of another company of which any of the Corporation’s Board members were also an executive officer.

Governance and Nominating Committee. The current members of the GNC are Director Elmore, who chairs the Committee; Director Davis; Director Sarver; and Director Price.  All four (4) members of the Committee are independent. The Committee’s responsibilities include the selection of director nominees for Board service and the development and review of governance guidelines. The Committee also: (1) oversees evaluations of the Board, as well as director performance and Board dynamics; (2) makes recommendations to the Board concerning the structure and membership of Board committees; and (3) reviews, approves, and ratifies significant transactions with related persons. This Committee held six (6) meetings in 2021.

Anti-Hedging Policy

All of the Corporation’s directors, officers and employees are subject to the First Community Bankshares, Inc. Insider Trading Policy. The Insider Trading Policy provides that insiders (defined as directors, officers, employees, and independent contractors and those in a special relationship with the Corporation such as auditors, consultants or attorneys, who possess material, non-public information) and their related persons should not engage in any transactions that suggest they are speculating in the Corporation’s securities. The Insider Trading Policy prohibits insiders and their related persons from trading in options, warrants, puts and calls or similar instruments on Corporation securities or selling Corporation securities “short” or “selling against the box.” The Insider Trading Policy also prohibits insiders and their related persons from holding Corporation securities in margin accounts. The Insider Trading Policy discourages insiders from engaging in hedging transactions, such as “cashless” collars, forward sales, equity swaps and other similar arrangements and requires that any such transaction be carefully reviewed by the Insider Trading Officer (the General Counsel of the Corporation or their designee) prior to the insider entering into such transaction to determine whether such transaction would violate the Insider Trading Policy. The Insider Trading Policy contains an addendum with more restrictive requirements, including a prohibition on trading during standard quarterly blackout periods that apply to certain designated insiders, including executive officers and directors.

Environmental, Social, and Governance (“ESG”) Framework

We believe in developing and nurturing mutually beneficial relationships with customers, shareholders, and employees. Our ESG framework is built around this mission statement. While our efforts in this regard are shown throughout this proxy statement, below are some highlights of our program.

Human Capital. We believe in investing in our most valuable corporate resource -- our people!  In 2021, the Corporation engaged compensation consultant Pearl Meyer & Partners, LLC to review each position in the organization, identify a market comparable, and provide benchmark data for competitive market pay. Based on the results of this exercise, the company increased employee base compensation by approximately $2.4 million.  Simultaneously with this project, we updated job descriptions to ensure that expectations were clearly communicated and evaluation of those specific expectations could be easily accomplished.  We also revamped our salary administration practices, including the introduction of a pay grade structure which fosters greater consistency across the organization and increased transparency for employees in career path planning.

In addition to competitive base compensation, we offer competitive benefits to attract and retain the best employees possible, including the ability to participate in our qualified defined contribution Employee Stock Ownership and 401(k) plan, discussed further on page 24. For 2021, the Board approved matching all employee contributions to their 401(k) plan account dollar-for-dollar up to 8% of each employee’s compensation. A portion of the match is provided in the form of Corporation stock to promote employee ownership of the Corporation throughout the organization. We support work-life balance by offering paid time off for vacation, holidays, and personal leave, including parental involvement in schools. We also provide employees with 24 hours per year of compensated time to volunteer in their communities through our FCB Cares Volunteer Program. We strive to maintain a safe and healthy work environment and have adopted policies and practices to foster employee health including our employee wellness program and safety measures to reduce the spread of COVID-19. For 2021, employees were also granted ten (10) additional days of compensated absence for use in certain COVID related scenarios. We provide an Employee Assistance Program that includes clinical services and counseling options to employees and their families and access to financial, legal, and work-life balance resources.  Generous educational assistance opportunities are also available to employees to help our team members improve on-the-job proficiency and to prepare them for advancement within the Corporation.

We believe in diversity and are committed to fostering, cultivating, and preserving a culture of diversity and inclusion. Our goal is for the Corporation to be reflective of the communities and people we serve. Consistent with these efforts, 25% of Directors on the Board are women.  Women also comprise 25% of the Senior Management Team and 58% of managers who report directly to the Senior Management Team. We foster an equal opportunity environment, encouraging non-discriminatory practices, and we have strict policies in place that prohibit any form of harassment, retaliation, or intimidation. We have a strong Whistleblower Policy that provides for multiple reporting channels, including anonymous reporting directly to the ACER Committee, and we pride ourselves in adherence to our Standards of Conduct.

Social Capital. We believe in building strong, enduring relationships with our customers and the communities we serve.  We build relationships with customers by offering a robust selection of products and services to meet their financial needs, including online and mobile banking tools and live Interactive Teller Machines to provide convenient, 24/7 access to financial resources.

We give back to our communities. In 2021, we contributed in excess of $130,000 to the communities we serve, nearly $22,000 of which was through our matching gifts program, an employee benefit designed to enhance employee charitable giving to qualified charitable organizations. Contributions supported the efforts of community organizations that are engaged in literacy programs, community revitalization, and the fight against substance abuse, homelessness, and hunger. Our employees engaged in acts of volunteerism, providing more than 300 hours of community service to organizations supporting affordable housing, economic development, financial literacy, affordable health care, youth athletics, and fighting substance abuse.  We originated $29 million in loans to organizations providing rural health care services, critical municipal infrastructure, economic development, community revitalization, and job creation. We also originated more than 1,900 small business loans totaling $189.5 million, including 629 Paycheck Protection Program loans totaling $31.5 million, in support of small and medium sized businesses in the communities we serve.

We also support the future of our communities through our generous financial and other support of local schools within our footprint, our participation in various financial education programs, and the First Community Bankshares, Inc. Scholarship Program, which provides an annual award of $3,000 to an eligible dependent child of a First Community employee who is seeking higher education.

Corporate Governance. We believe in good corporate governance. In 2021, we were actively engaged with multiple shareholders and are committed to regular and open communications. In response to shareholder engagement, a modified majority voting standard, outlined on page 4, was adopted for election of directors in uncontested director elections. Over 75% of our directors, including all non-management directors, are independent under NASDAQ standards and our director independence standards follow the definitions established by the SEC, NASDAQ, and the FDIC. All directors serving during 2021 attended more than 75% of board and applicable committee meetings and no director serves on an excessive number of outside boards. All directors and executive officers are subject to our rigorous Stock Ownership Guidelines, which include holding requirements for all stock granted by the Corporation, and are prohibited from engaging in certain transactions in our common stock including margin accounts, short selling, trading derivative securities, and hedging. The Corporation’s Stock Ownership Guidelines are more thoroughly outlined on page 24. The CRC conducts annual performance evaluations of the named executive officers and both the Board of the Corporation and its banking subsidiary perform annual self-assessments. Executive incentive and equity compensation are subject to clawback provisions.

Sustainability. We believe in longevity. Having served the financial needs of our communities since 1874, we understand what creates sustainable value to our shareholders, customers, and communities. We serve an essential role in the economies of our communities by facilitating the transfer of financial capital to their most productive activities, including lending for infrastructure, real estate development, community revitalization, and other projects.  Our executive compensation program is designed to balance business risk with sound financial policy and shareholders' interests, and to align the interests of our executive officers with the long-term interests of our shareholders by encouraging growth in the value of the Corporation and our shareholders' investments.  We have a robust business continuity management program, overseen by the Chief Risk Officer, that manages the threats and impacts associated with a potential disruption in key resources, including people, equipment, facilities, technology, and suppliers. Our business continuity plans include a pandemic response plan, which has been fully implemented in response to the COVID 19 pandemic.  We have comprehensive policies and procedures to guide the management of strategic, regulatory, legal, operational, and other risks.

Environmental. We believe in preparing for tomorrow. We support utilizing technology and digital channels, including payments, credit, savings, remittances, mobile banking, online account opening, imaging systems, and a board portal for providing board materials and information. We provide access to our proxy materials by Internet in accordance with the “notice and access” proxy rules. We also promote the utilization of electronic deposit account statements and e-signature technology, which promotes efficiency and paper reduction.  Additionally, we work primarily with shred vendors who recycle our shred waste.

PROPOSAL 2: NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation is requesting shareholder approval of the compensation of its named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views regarding named executive officers’ compensation. The vote is not intended to address any specific items of compensation, but rather the overall compensation of named executive officers and the philosophy, policies, and practices described in this proxy statement. The Corporation believes that the compensation of named executive officers is straightforward, uncontroversial, and designed to discourage executives from taking excessive risk. We believe executive compensation is, in large part, Corporation performance based and not excessive but sufficient to be competitive with peers and retain the talent and skill required to run the corporation at the profitability levels historically enjoyed by shareholders.  Accordingly, the following resolution is submitted for shareholder approval.

RESOLVED, that the Corporation’s compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, executive officer compensation tables, and related narrative discussion, is hereby APPROVED.

The “say-on-pay” vote is an advisory vote, which is not binding on the Corporation. However, the Board and the CRC value the opinions expressed by shareholders through their vote on this proposal and will carefully consider the outcome of the vote when making future compensation decisions with respect to the Corporation’s named executive officers.

At the 2020 Annual Meeting, the majority of shareholders, at the recommendation of the Board, supported a frequency of every three (3) years for future shareholder advisory votes on executive compensation. However, starting with the 2021 Annual Meeting, the Board determined that an annual “say-on-pay” vote provided shareholders more timely input and provided the Board more targeted and consistent feedback for use in effectively implementing changes, as needed, to executive compensation. Accordingly, “say-on-pay” votes will be held on an annual basis.

The Board of Directors unanimously recommends a vote FOR this proposal.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis explains our executive compensation program for our named executive officers listed below. It also describes the process followed by the CRC for making pay decisions, as well as its rationale for specific decisions related to 2021.

Named Executive Officer	Position
William P. Stafford, II	Chief Executive Officer
Gary R. Mills	President
David D. Brown	Chief Financial Officer
Jason R. Belcher	Chief Operating Officer
Sarah W. Harmon	Chief Administrative Officer, General Counsel, and Corporate Secretary

All named executive officers are part of the Senior Management Team, which also includes certain other key officers and executives of subsidiaries who are generally subject to the same compensation programs and governance policies.

Executive Summary

Business Overview and Financial Highlights. The Corporation is the holding company of a high performing community bank with over $3 billion in total assets. We serve our customers through our network of forty-nine branch locations. Our consistent strong earnings, solid asset quality, and excellent capital management are hallmarks of our performance. Key highlights from 2021 include:

•	Strong return on average assets of 1.63% compared to recent Federal Reserve peer averages of 1.25%
•	Earned $51.17 million in net income for the year
•	Increased the regular cash dividends to shareholder for the twelfth consecutive year
•	Repurchased 949,386 common shares, or 5.36% of outstanding shares of the Corporation
•	Maintained a strong allowance for credit losses of 1.29% of total loans
•	Maintained solid asset quality with total nonperforming assets to total assets of 0.73%
•	Maintained excellent regulatory relations
•	Continued to be well-capitalized based on all regulatory guidelines, with capital ratios well in excess of the regulatory requirements

Say-on-Pay and Shareholder Engagement. Each year, we carefully consider the results of our previous shareholder say-on-pay vote. In 2021, approximately 76% of the votes cast supported our executive compensation decisions. We periodically engage with shareholders on executive compensation and other corporate governance issues. Based on the feedback we received, our shareholders indicated broad support of our executive compensation program. We will continue to keep an open dialogue with our shareholders to help ensure that we have a regular pulse on investor perspectives.

Best Compensation Practices and Policies. Our executive compensation program includes practices and policies that promote sound compensation governance and are in the best interests of our shareholders and executives:

What We Do		What We Don’t Do
☑	Place a heavy emphasis on variable compensation	☒	No "single trigger" change-in-control cash payments
☑	100% of annual long-term incentives are performance based	☒	No tax gross-ups
☑	Conduct incentive risk reviews	☒	No option backdating or repricing
☑	Recoup equity awards through a clawback policy	☒	No hedging
☑	Use an independent compensation consultant	☒	No recycling of shares granted under equity plans except forfeited
☑	Require executives and directors to own shares through rigorous stock ownership and holding guidelines		or terminated shares

What Guides our Program

Compensation Philosophy and Objectives. The overall objectives of the executive compensation program are to align the long-term interests of our named executive officers and other executives as closely as possible with those of shareholders and to motivate high performing executives to continue with the Corporation for long, productive careers. The Board’s belief is that shareholder value is created over time through consistent financial and operating performance coupled with strong leadership. This overriding objective affects all elements of the compensation program.

Components of Executive Compensation. The principal components of the executive compensation program are:

●

Base Compensation. Base compensation is intended to provide the executive with regular living income with which to provide for their needs and the needs of their family.  Each named executive officer’s base compensation depends on the scope of their duties, individual performance, length of service, and leadership ability. Current base compensation decisions include an objective evaluation of adjustments relative to peers (within and outside the Corporation). Base compensation is paid in the form of cash at regular payroll intervals along with all other employees of the Corporation and is reviewed by the CRC annually.

●

Annual Incentive Compensation. Annual incentive compensation is intended to directly incentivize the executive to maximize the financial performance of the Corporation while not taking excessive risk.  For each named executive officer, the CRC has historically awarded cash and restricted stock as incentive compensation. Beginning in 2022 for 2021 performance, annual incentive compensation will be in the form of cash.  Payment of any incentive compensation is completely at-risk and determined based on the Corporation's previous year’s performance as evaluated by the CRC. The Chief Executive Officer and President present their recommendations for Senior Management Team annual incentive compensation for consideration and approval to the CRC, but do not deliberate on their own compensation.

●

Long-Term Equity Compensation. The Corporation’s equity compensation program is designed to align executives’ interests with those of shareholders and to reward long-term performance. The CRC uses stock options and restricted stock awards which are designed to deliver reasonable, but meaningful, equity interests in the Corporation.  Payment of any equity compensation is completely at-risk and has historically been determined based on the Corporation's previous year's performance as evaluated by the CRC.   Beginning in 2022, vesting of equity awards granted each year will be contingent on future years' performance of the Corporation.

In addition to these principal components, the compensation program also includes retirement programs available to all employees and an option to defer compensation. Perquisites are limited and are generally business-related and granted to facilitate the efficiency and productivity of our executives.

Pay Mix. The Corporation’s pay-for-performance philosophy is reinforced through variable compensation, which is an important underpinning of the Corporation’s compensation framework. For 2021, total variable compensation was approximately 36%, as graphically illustrated in the charts below.  The reduced percentage of variable compensation in 2021 as compared to 2020 results from lower incentive paid in 2021 for 2020 performance.  Incentive compensation based on the Corporation's exceptional performance in 2021 will be paid in March 2022.

The Decision-Making Process

The Role of the CRC. The CRC is responsible for administering the Corporation’s executive compensation program in a manner consistent with the compensation philosophy. Details of the CRC’s authority and responsibilities are specified in its charter, which is available at www.firstcommunitybank.com under Investor Relations. Under the CRC’s charter, it has authority to review and approve the total compensation, including base salary, cash and equity incentives, benefits, and other compensation of the named executive officers.

In making its deliberations, the CRC’s goal is to achieve a balance of fixed and variable compensation that contributes to the attraction and retention of highly qualified executives and ensures that the Corporation’s executive compensation remains competitive over the long term. While the CRC does not use formulas in determining the level or mix of compensation for named executive officers, it evaluates a wide range of quantitative and qualitative factors, which include consistency in reaching targeted goals, the ability to perform in both good and challenging economic times, a history of integrity, evidence that the named executive officer uses good judgment, and the executive’s ability to lead and create future value for the Corporation. In evaluating sustained performance, the Corporation gives weight to the relative performance of each named executive officer in their particular industry segment or function. The CRC also places substantial weight on the Corporation’s overall financial success, including achievement of short- and long-term strategic goals and annual financial results.

In connection with its analysis, the CRC also reviews and considers information provided by its independent compensation consultant and surveys to determine the appropriate level and mix of base salary, incentive pay, and other elements of compensation. The CRC reviews both compensation and performance of peer companies as just one among several factors to inform its decisions so it can set total compensation levels commensurate with the Corporation's performance and strategic initiatives.

The CRC meets at least annually to evaluate the performance, establish performance objectives, and determine compensation for the Chief Executive Officer and President. The Chief Executive Officer and President are not present for any deliberations regarding their compensation. The CRC also annually reviews, evaluates, and approves the following compensation for the other named executive officers and Senior Management Team: base compensation, any incentive compensation, and any long-term equity compensation.

The Role of Senior Management. Each of the named executive officers, except the Chief Executive Officer and President, is a leader of several business units or functions of the Corporation’s banking subsidiary in their areas of expertise. As part of the Senior Management Team, each reports directly to Mr. Mills in his capacity as President of the Corporation and as the Bank’s Chief Executive Officer and President. Mr. Mills then develops the objectives that each individual is expected to achieve, which is derived largely from the Corporation’s financial, budget, and strategic planning processes. Performance is assessed annually, and each named executive officer’s individual performance is assessed against the objectives, the Corporation’s overall performance, and the performance of the named executive officer’s business unit or function. The Chief Executive Officer and President then propose base compensation levels, including any adjustments, as well as any proposed annual incentive compensation or long-term equity compensation for each named executive officer to the CRC. The CRC then considers proposed annual incentive compensation and/or long-term equity compensation, if any, for the named executive officers, other members of the Senior Management Team, and other employees.

The Role of the Independent Compensation Consultant. As part of the Corporation’s ongoing effort to ensure its compensation program complies with industry best practices and meets or exceeds enhanced levels of regulation and scrutiny on executive compensation, the CRC exercises its authority to retain independent compensation consultants, as needed, to provide technical advice and information related to Board and executive compensation. In early 2021, Pearl Meyer & Partners, LLC ("Pearl Meyer") was engaged as the CRC’s independent compensation consultant.

Pearl Meyer reports directly to the CRC and does not provide any additional services to management, although representatives of the firm may meet with members of management, including the Chief Executive Officer and Senior Management Team, for purposes of gathering information on proposals that management may make to the CRC. The CRC has conducted an independence assessment of Pearl Meyer in accordance with SEC rules and concluded that Pearl Meyer is independent.

Peer Groups/Benchmarking Practices.  In 2021, the CRC engaged Pearl Meyer to conduct a benchmarking and peer group exercise.  As a result of this exercise, Pearl Meyer presented to the CRC a recommended peer group that utilized as the primary criteria for inclusion publicly traded U.S. banks with asset sizes of $1.9 billion to $6.2 billion.  The CRC considered the "compatibility" and "comparability" of each company when selecting the 2021 peer group.  The CRC reviewed, among other things, each peer company's asset size, earnings, geographic location, organizational structure and governance, number of employees, number of branch offices, and service offerings.

Following selection and approval by the CRC of the peer group, the Corporation was positioned near the median of the group in terms of asset size.  As a result, during 2021, the CRC compared the principal elements of total direct compensation against the peers listed below:

Republic Bancorp, Inc.	City Holding Company	Community Trust Bancorp, Inc.
Peoples Bancorp Inc.	CNB Financial Corporation	Stock Yards Bancorp, Inc.
Carter Bankshares, Inc.	HomeTrust Bancshares, Inc.	SmartFinancial, Inc.
Summit Financial Group, Inc.	American National Bankshares, Inc.	Reliant Bancorp, Inc. (1)
Mid Penn Bancorp, Inc.	Capstar Financial Holdings, Inc.	Orrstown Financial Services, Inc.
ACNB Corporation	Howard Bancorp, Inc. (2)	Southern First Bancshares, Inc.
MVB Financial Corp.	Codorus Valley Bancorp, Inc.	C&F Financial Corporation
Shore Bancshares, Inc.

(1) Merged with United Community Banks, Inc. in January 2022.

(2) Merged with F.N.B. Corporation in January 2022.

In addition to the selected peer group, the CRC also considered the executive compensation of peer companies used by proxy advisory firms to ensure reasonable overlap.

As part of the benchmarking exercise, the CRC reviewed relevant market and survey data on comparable banking organizations as well as other analyses provided by Pearl Meyer.

Executive positions were matched to the survey and/or proxy data based on job duties using the appropriate scope for asset size.  In addition to reviewing the respective data, the CRC considered recommendations of other key executives, including the Chief Executive Officers.

2021 Executive Compensation Decisions in Detail

Base Compensation. Base compensation levels are established annually under a methodology intended to maintain parity among the Senior Management Team based on levels of responsibility and the competitive market for executives in comparable positions. Base salary is a critical element of executive compensation because it provides executives with a fixed level of income. In determining base compensation, the CRC considers qualifications and experience, scope of responsibilities, future potential, established goals and objectives, past performance, competitive salary practices at peer companies, internal pay equity, and the tax deductibility of base compensation.

Based on the above criteria, the Chief Executive Officer and President recommend base compensation for all named executive officers to the CRC for its consideration, except the Chief Executive Officer and President do not participate in their respective base compensation determinations. The CRC then considers and approves or declines base compensation adjustments for all named executive officers. Based on the above criteria, the CRC also adjusts base compensation for the Chief Executive Officer and President.

The following table outlines the base compensation adjustments which were made in 2021 based on the above-described base compensation considerations.

Named Executive Officer	2020 Base Compensation	2021 Base Compensation *	% Change
William P. Stafford, II	$420,000.00	$450,000.00	6.67%
Gary R. Mills	$567,000.00	$600,000.00	5.50%
David D. Brown	$267,509.00	$305,000.00	12.29%
Jason R. Belcher	$264,998.00	$305,000.00	13.12%
Sarah W. Harmon	$185,000.00	$280,000.00	33.93%

*Adjustments were made to base compensation for the named executive officers, as well as other members of the Senior Management Team, in 2021 based on peer and other data as a result of the CRC's engagement with Pearl Meyer and the subsequent independent review of compensation.  As these adjustments were made mid-year, the 2021 base compensation listed in the table above is not the amount of base compensation actually received in 2021, as reflected in the Summary Compensation Table on Page 27.  Rather, this is the annualized amount of each executive's current base compensation as of December 31, 2021.  This is compared against annualized base compensation as of December 31, 2020.

Annual Incentive Compensation for 2021. In 2021, based on 2020 performance, annual incentive awards earned were paid to named executive officers in the form of cash bonuses (75%) and grants of Corporation stock (25%), subject to a two-year restriction period.  Awards were based on certain evaluation criteria, including Corporation performance compared to strategic objectives as measured by incentive compensation scorecards, and the overall financial and strategic performance of the Corporation. Scorecards were developed and/or reviewed by the CRC in conjunction with review of the Corporation’s strategic plan, objectives, and annual financial budget, during which the Corporation’s performance and growth opportunities are analyzed and goals and objectives are established for the upcoming year(s). These objectives include both objective financial metrics and quantitative and qualitative strategic and operational goals. Financial measurements within the scorecard are calculated using audited financial information obtained from the Corporation’s filed Form 10-K.

The scorecard defines suggested maximum incentive award opportunities as a percentage of each executive’s base salary based on the achievement of predetermined return on average equity (“ROAE”) performance levels. For 2021, based on 2020 performance, no incentive awards are earned if annual ROAE is less than 8.50%.

The scorecard reviews predetermined key performance indicators (“KPI’s”) which also align with the Corporation’s strategic plan objectives and annual financial budget, but focus specifically on selected performance goals of the Corporation. Each KPI is assigned a weighting. The KPI’s for 2020 included:

●	Return on Average Assets (“ROAA”);
●	Earnings Per Share (“EPS”); and
●	Efficiency Ratio.

A performance objective, or target, is established for each KPI. Recognizing the difficulty in precisely defining the appropriate target, and to further discourage imprudent or excessive risk taking to meet a particular KPI, a range of acceptable performance is defined representing the minimum level of performance and maximum level of performance relative to target that results in incentive compensation credit for that KPI.

The CRC retains discretion to reduce or eliminate the award indicated by the above-described process based on its assessment of overall corporate and individual performance. In 2020, the Corporation’s ROAE was 8.54% which resulted in annual incentive compensation paid in 2021 (as further outlined in the Summary Compensation Table) of 15.18% of each named executive officer’s annualized base compensation as of December 31, 2020.

Revisions to Annual Incentive Compensation.  In 2021, the CRC requested that Pearl Meyer review the Corporation’s methodology for awarding annual incentive compensation.  As a result of this review, the CRC retained Pearl Meyer to assist in designing a written plan.  The CRC is preparing a new executive annual incentive plan (the “Executive Incentive Plan”) that will be used for the grant of annual cash incentive compensation going forward, and which should be fnalized in March 2022.

Under the Executive Incentive Plan, target opportunities for the executives will continue to be set as a percentage of each executive’s base compensation, will be based on the achievement of a pre-determined financial measure and several predetermined KPI’s that align with the Corporation’s strategic plan, and will be distributed in cash; however, the new financial return performance range and the performance range for the KPI’s will be based on the prior three-year average results of banks comprising the peer group along with other information deemed relevant by the CRC such as the Corporation’s historical and projected performance, changes in accounting regulations and tax rates, and economic factors impacting the banking industry.   In addition, the CRC’s discretion in the award process will be greatly reduced under the new Executive Incentive Plan.  Under the prior methodology, CRC discretion accounted for one-fourth of the overall potential payout and the CRC had ultimate discretion with respect to the remaining KPIs.  However, under the new Executive Incentive Plan, the CRC will only have discretion to reduce the award calculated under the plan if the CRC believes a calculated award to be inconsistent with the best interests of the Corporation or shareholders, such as based on the CRC’s assessment of individual executive performance.

The CRC believes that adopting a  new written plan will provide greater clarity and transparency than the current methodology. Specifically,  the performance range under the Executive Incentive Plan will be based on peer group results which significantly limits the CRC’s discretion in setting the performance range and determining whether the performance goals have been achieved.

Long-Term Equity Compensation. The CRC believes that long-term equity compensation supports the Corporation’s commitment to sound corporate governance, aligns the financial interests of executives with the interests of shareholders, specifically discourages imprudent, unreasonable, or excessive risk taking, and rewards executives and leaders of core functional business units for achievement of the Corporation’s long-term strategic goals. Long-term equity compensation also supports the Corporation’s leadership retention objectives and reinforces a strong ownership culture. The CRC believes a meaningful portion of the Corporation’s named executive officers’ compensation should be in the form of long-term, equity compensation. However, as discussed below, the Corporation must meet a required level of performance before any long-term equity compensation is awarded.  The CRC will not grant any equity compensation in any year in which the Corporation’s minimum three (3)-year rolling ROAE is below 8.5%, or such other minimum ROAE as determined by the CRC from time to time considering economic conditions, operating results, and adjustments to the Corporation’s strategic plan goals. The financial measurements utilized in the administration of the equity compensation methodology are calculated using audited financial information.

When granting restricted stock to named executive officers or other members of the Senior Management Team, the CRC determines the applicable vesting schedule for the granted shares reflecting attainment of designated performance goals, service to the Corporation through a prescribed future date, and/or other criteria specified in the award documents. Under the plan, the CRC may provide for the payment of any applicable dividends paid with respect to any shares of Common Stock subject to a restricted stock award during the period prior to lapse.

Utilizing this methodology, on March 19, 2021, the CRC awarded long-term incentive equity compensation under the 2012 Plan to the named executive officers in the form of restricted Common Stock of the Corporation. Such shares were subject to a ratable three (3)-year vesting schedule and were further subject to a five (5)-year holding period subsequent to vesting.  However, on November 3, 2021, the CRC approved the exchange of these unvested restricted stock awards for unvested  stock options  of equivalent value. These stock options will vest over a period of three years. The CRC elected to approve the aforesaid exchange of the unvested restricted stock awards for unvested stock options after the Corporation initiated a review of its restricted stock awards under the 2012 Plan in response to a shareholder letter received in June 2021. The shareholder letter alleged that, although the Corporation complied with the overall share issuance limit in the 2012 Plan, grants of restricted stock and performance awards prior to 2021 allegedly exceeded a sub-limit in the 2012 Plan that limited the award of certain forms of restricted stock, restricted stock units, or performance awards to 300,000 shares.

The Corporation disagrees with the assertion in the shareholder letter.  Nevertheless, the CRC took the above-described actions prior to vesting of the restricted share awards in order to ensure that the Corporation remained in compliance with the referenced sub-limit during 2021.

The 2012 Plan expires by its own terms in 2022.  Accordingly, any long-term incentive compensation granted in 2022, or in subsequent years, will be granted under the 2022 Plan, subject to shareholder approval of the same at the Annual Meeting.  Beginning in 2022, the CRC intends to award most long-term equity compensation to named executive officers and other members of the Senior Management Team in the form of Performance Restricted Stock with a three-year cliff vesting schedule.

Other Practices, Policies, and Guidelines

Stock Ownership Guidelines. The Corporation previously adopted the First Community Bankshares, Inc. Stock Ownership Policy, which encourages ownership of the Corporation’s Common Stock by the directors, named executive officers, and other members of the Senior Management Team in order to align the interests of the Corporation’s key decision makers with the Corporation’s shareholders. For each named executive officer, except the Chief Executive Officers of the Corporation and First Community Bank, the guidelines require Corporation stock ownership of value equal to 2.5 times the officer’s base compensation. For the Chief Executive Officers, the guidelines require ownership of value equal to 3.5 times that Chief Executive Officer’s respective base compensation. In addition to all holding requirements or other restrictions placed upon granted stock or options pursuant to the respective grant agreement as discussed above, the Stock Ownership Policy requires all directors, named executive officers, and other members of the Senior Management Team to hold all shares received as the result of the vesting or payment of any equity awards or obtained by exercising stock options which were granted from and after the original effective date of this policy until such time as the holder is in compliance with this policy. Notwithstanding anything else in this section, members of the Senior Management Team and directors may immediately sell shares acquired by exercising stock options for the limited purposes of paying the exercise price of the stock option and any applicable tax liability.

Each year, the CRC receives a report regarding Senior Management Team and director compliance with this policy. As of December 31, 2021, all officers and directors are in compliance with the restrictions contained in the policy and have met or are making satisfactory progress toward meeting their respective guideline level, many of which increased in 2021. Based upon the holding requirements, no specific timeline for achieving the guideline level has been established.

Clawback Policy. Restricted shares granted to named executive officers or other members of the Senior Management Team as long-term equity compensation are subject to clawback. The Corporation’s clawback policy requires recoupment if the Corporation is required to prepare an accounting restatement due to the Corporation’s material noncompliance with any financial reporting requirement under applicable securities laws which would result in the restatement of the Corporation’s financial statements. In the event of a clawback, the executive officer agrees to return the entirety of the award to the Corporation. Awards will not be subject to clawback due to immaterial corrections or changes to the Corporation’s relevant financial statements or due to a restatement that is voluntary or self-imposed by the Corporation.

Anti-Hedging Policy. All named executive officers of the Corporation are subject to the First Community Bankshares, Inc. Insider Trading Policy, inclusive of its anti-hedging provisions. For more information, please see page 15.

Retirement Plans. The Corporation maintains certain retirement plans for some or all employees as follows:

KSOP Plan.

The Corporation offers to most of its employees, including the named executive officers, a qualified defined contribution Employee Stock Ownership and 401(k) plan known as the “KSOP". The KSOP Plan is administered by the CRC.

WRAP Plan.

The First Community Bankshares, Inc. Deferred Compensation Plan, referred to as the WRAP, is a voluntary, non-tax qualified deferred compensation plan available to certain employees, including all named executive officers. Under the WRAP, participants may defer a portion of their base and/or annual incentive compensation. The WRAP is intended to mirror the Corporation’s qualified KSOP and may include a discretionary match that coincides with a match made to the KSOP to the extent participants cannot otherwise receive the full match in the KSOP.

SERP.

The Corporation previously provided a defined retirement benefit to certain named executive officers and certain other key employees pursuant to a supplemental executive retention plan (the “SERP”). The SERP is unfunded and was designed to provide a benefit at or after age sixty-two (62) upon separation from service. The benefit was targeted at a maximum of thirty-five percent (35%) of final average compensation subject to an annual benefit limit of $80,000. Final average compensation was calculated as the average of the participant’s last three (3) full calendar years’ compensation, which compensation would have been determined by assuming a three percent (3%) compound annual rate of increase to the participant’s annualized base monthly salary as of the date that the participant enters the SERP. Vesting was on a graded schedule as follows: twenty-five percent (25%) vesting after five (5) years of service; fifty percent (50%) vesting after ten (10) years of service; seventy-five percent (75%) vesting after fifteen (15) years of service; an additional five percent (5%) vesting for each year of service beyond fifteen (15) years, and full vesting after twenty (20) years of service or upon reaching age sixty-two (62).  As of December 31, 2021, the SERP was frozen to new participants, further vesting, and further accruals.  All current participants will receive, upon separation from service at or after age sixty-two (62), only such benefit as was accrued and vested as of December 31, 2021.

Other Benefits and Perquisites

Named executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. These plans include medical, dental, group life insurance, and group disability programs, as well as flexible spending accounts for reimbursement of medical expenses. The Corporation does not provide excessive perquisites to its executive officers, and those perquisites offered are business-related and granted to facilitate the efficiency and productivity of our executives. Named executive officers, at the discretion of the CRC, may be eligible for executive life insurance, club dues, and automobile allowance. The costs associated with providing these benefits and other items of compensation for named executive officers are reflected in the Summary Compensation Table on page 27. A chart disclosing the value of these additional items is found on page 28 entitled “All Other Compensation and Benefits.”

Employment Agreements

The Corporation provides named executive officers with written employment agreements. Each agreement is consistent with the prototype agreement previously reported on a Form 8-K filed on April 16, 2015. Accordingly, the Corporation maintains uniformity among the named executive officers concerning the terms of their employment. The agreements have an initial term of three (3) years and automatically extend for an additional year each January 1st unless the Corporation or the respective executive gives notice that the employment term will not be extended. There are no golden parachute, tax gross-up, or other similar type provisions contained in these contracts.

Each agreement provides for continuation of base compensation for thirty-six (36) months in the event of a change of control coupled with terminated employment either without “Cause” by the Corporation or by the executives for “Good Reason” (as these terms are defined in the agreements). The Corporation may terminate the employment of any executive at any time for “Cause” without further obligation. If the Corporation terminates employment for any reason other than for “Cause” or the executive terminates their employment for “Good Reason,” the Corporation will generally be obligated to provide compensation and benefits specified in the agreement for the balance of the term of the agreement. Upon the termination of employment, the executive will be subject to non-competition and non-solicitation restrictions. If the executive dies while employed by the Corporation, the Corporation will pay their estate through the end of the month in which their death occurs. If their employment is terminated as a result of permanent disability as determined pursuant to the agreement, then the Corporation has the right to terminate employment before the end of the applicable term. See the section entitled “Potential Payments Upon Termination,” including the related tables, beginning on page 32 for an estimate of the benefits that the named executive officers would be entitled to receive pursuant to their respective employment agreements under various employment termination scenarios.

Risk Considerations

The CRC views the Corporation’s compensation program with a long-term focus. Under the program, an executive may achieve the greatest amount of compensation through the Corporation’s sustained superior performance over long periods of time. The Corporation believes this provides a strong incentive to manage the Corporation for the long term with a clear message to avoid excessive risk in the near term. The CRC maintains full discretion to adjust compensation based on performance and adherence to the Corporation’s values.

In 2021, the CRC continued its extensive review of the relationship between risk management and incentive compensation to ensure that incentive compensation does not encourage engaging in unnecessary or excessive risks that threaten the value of the Corporation. The CRC concluded that the Corporation’s compensation policies and practices do not encourage excessive or inappropriate risk and instead encourage behaviors that support sustainable long-term value creation. For instance, the CRC does not use highly leveraged, short-term incentives that drive high risk investments at the expense of long-term company value. Rather, the Corporation’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress focused on longer-term goals.

Tax Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code (the "Code"), publicly held corporations generally may not take a tax deduction for compensation in excess of $1 million paid to any named executive officer during any fiscal year. There was an exception to the $1 million limitation for performance-based compensation meeting certain requirements. However, as a result of changes made by the Tax Cuts and Jobs Act of 2017, starting with the 2018 fiscal year Section 162(m) prohibits deducting compensation, including performance-based compensation, in excess of $1 million paid to anyone who serves as the chief executive officer or chief financial officer, or who is among the three most highly compensated executive officers. The only exception to this rule is for compensation (including performance-based compensation) that is paid pursuant to a binding contract in effect on November 2, 2017, that would have otherwise been deductible under the prior Section 162(m) rules.

To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the CRC has not adopted a policy requiring all compensation to be deductible. However, the CRC considers deductibility under Section 162(m) with respect to compensation arrangements for executive officers. In 2021, none of the named executive officers received compensation that the Corporation could not deduct by reason of Section 162(m) either before or after the changes made by the Tax Cuts and Jobs Act of 2017.

Compensation and Retirement Committee Report

The CRC has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the CRC recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s 2021 Annual Report on Form 10-K and the Corporation’s 2022 proxy statement. The following independent directors, who comprise the CRC, provide this report:

C. William Davis (Chairman)

Samuel L. Elmore

Richard S. Johnson

2021 Summary Compensation Table

						Change in
						Pension
						Value and
						Non-
						qualified
						Deferred	All
						Compen-	Other
Name of Individual /				Stock	Option	sation	Compen-
Capacities Served	Year	Salary	Bonus (1)	Awards (2)	Awards (3)	Earnings (4)	sation (5)	Total (6)

William P. Stafford, II	2021	$427,769	$47,832	$15,953	$92,096	$43,270	$64,076	$690,996
Chief Executive Officer	2020	420,000	196,875	149,657	-	40,218	60,731	867,481
	2019	420,000	165,375	139,167	-	45,793	56,601	826,936

Gary R. Mills	2021	575,551	64,573	21,552	124,339	52,121	84,796	922,932
President	2020	567,000	265,781	202,023	-	45,930	81,423	1,162,157
	2019	567,000	223,256	187,848	-	40,460	76,235	1,094,799

David D. Brown	2021	277,232	30,465	10,174	58,671	24,815	39,781	441,138
Chief Financial Officer	2020	267,509	125,395	95,318	-	20,719	36,956	545,897
	2019	267,509	105,332	88,655	-	36,456	36,575	534,527

Jason R. Belcher	2021	275,360	30,179	10,083	58,113	3,902	35,486	413,123
Chief Operating Officer	2020	264,998	110,156	83,743	-	14,119	31,144	504,160
	2019	223,465	80,721	67,925	-	-	28,319	400,430

Sarah W. Harmon	2021	230,370	21,069	7,043	40,586	-	25,341	324,409
Chief Administrative Officer,	2020	185,000	77,344	58,807	-	-	13,407	334,558
General Counsel, and
Corporate Secretary

(1)	Bonus paid in 2021 for 2020 performance.
(2)

All stock awards granted in 2021 were made under the 2012 Plan and represent 25% of each named executive officer’s discretionary incentive compensation granted on March 19, 2021, subject to a two (2) year clawback restriction. The stock grant amounts for 2021 reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(3)

On March 19, 2021, the named executive officers were awarded long-term equity compensation in the form of restricted stock, which was scheduled to vest ratably over a period of three (3) years.  However, on November 3, 2021, the CRC approved the exchange of these unvested restricted stock awards for unvested stock options of equivalent value.  The grant date fair value was calculated using the Black-Scholes-Merton model with the following assumptions:  risk-free interest rate of 1.24%, dividend yield of 3.568%, expected volatility of the market price of the Corporation's common stock of 33.083%, and average expected life of 5.4 years.

(4)

The amounts in this column represent the increase in the actuarial net present value of all future retirement benefits under the SERPs. The net present value of the retirement benefits used to calculate the net change in benefits was determined using the same assumptions used to determine the Corporation’s retirement obligations and expense for financial statement purposes. Additional information about the SERPs is included on page 26. We have not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in the table.

(5)	The amounts in this column are detailed on the following table entitled “2021 All Other Compensation and Benefits.”
(6)

Salary and bonus amounts paid to the named executive officers as a percentage of total compensation are as follows for 2021: Mr. Stafford, II – sixty-nine percent (69%); Mr. Mills – sixty-nine percent (69%); Mr. Brown – seventy percent (70%); Mr. Belcher – seventy-four percent (74%); and Ms. Harmon – seventy-eight percent (78%).

2021 All Other Compensation and Benefits

The Corporation provides the named executive officers with other perquisites and personal benefits as shown in the “All Other Compensation” column of the “2021 Summary Compensation Table.” The Corporation and the CRC believe these are reasonable and consistent with its overall compensation program and better enable the Corporation to attract and retain superior employees for key positions. The CRC periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. The Corporation provides additional detail of those benefits in the tables below.

		Total
		Retirement
		Plan	Split Dollar	Executive
		Matching	Life	Life
Name of Individual	Year	Contribution	Insurance (1)	Insurance (2)	Perquisites		Total

William P. Stafford, II	2021	$37,589	$111	$16,776	$9,600	(3)	$64,076
	2020	35,699	103	15,329	9,600		60,731
	2019	32,884	97	14,020	9,600		56,601

Gary R. Mills	2021	49,967	-	15,888	18,941	(4)	84,796
	2020	47,415	-	14,515	19,493		81,423
	2019	43,615	-	13,363	19,257		76,235

David D. Brown	2021	24,150	-	4,825	10,806	(5)	39,781
	2020	22,946	-	4,410	9,600		36,956
	2019	21,289	-	4,050	11,236		36,575

Jason R. Belcher	2021	23,086	-	2,800	9,600	(3)	35,486
	2020	18,966	-	2,578	9,600		31,144
	2019	16,363	-	2,356	9,600		28,319

Sarah W. Harmon	2021	15,741	-	-	9,600	(3)	25,341
	2020	13,407	-	-	-		13,407

(1)	Imputed income on Corporation funded premiums or split dollar plans.
(2)	Corporation funded premium on executive life program.
(3)	Perquisites consist of automobile allowance.
(4)	Perquisites consist of $14,656 associated with a Corporation provided automobile and $4,285 country club dues.
(5)	Perquisites consist of $9,600 of automobile allowance and $1,206 country club dues.

Grants of Plan-Based Awards

The following table sets forth information concerning individual grants of stock awarded in fiscal year 2021 to the named executive officers.

					All Other		All Other			Grant
					Stock		Option			Date
					Awards:		Awards:		Exercise or	Fair
					Number of		Number of		Base Price	Value
		Estimated Future Payout Under			Shares or		Securities		of Option	of Stock
	Grant	Equity Incentive Plan Awards			Stock		Underlying		Awards	and Option
Name	Date	Threshold (#)	Target (#)	Maximum (#)	Units (#)		Options (#)		($/Sh)	Awards ($) (3)

William P. Stafford, II	3/19/2021				530	(1)	-		$-	$15,953
	11/3/2021						11,702	(2)	33.00	92,096

Gary R. Mills	3/19/2021				716	(1)				21,552
	11/3/2021						15,799	(2)	33.00	124,339

David D. Brown	3/19/2021				338	(1)				10,174
	11/3/2021						7,455	(2)	33.00	58,671

Jason R. Belcher	3/19/2021				335	(1)				10,083
	11/3/2021						7,384	(2)	33.00	58,113

Sarah W. Harmon	3/19/2021				234	(1)				7,043
	11/3/2021						5,157	(2)	33.00	40,586

(1)

Awards granted on March 19, 2021 are stock awards granted under the annual incentive compensation plan for performance in 2020. The shares are fully vested and are subject to a two (2) year clawback restriction.

(2)

On March 19, 2021, the named executive officers were awarded long-term equity compensation in the form of restricted stock, which was scheduled to vest ratably over a period of three (3) years.  However, on November 3, 2021, the CRC approved the exchange of these unvested restricted stock awards for unvested stock options of equivalent value.  These options will vest over a period of three (3) years.

(3)

Amounts reflect the aggregate grant date fair value of the stock and option awards computed in accordance with FASB ASC Topic 718. For the stock awards, the fair value was calculated by multiplying the shares awarded by the grant date closing price of $30.10 on March 18, 2021.  For options, the grant date fair value was calculated using the Black-Scholes-Merton model with the following assumptions:  risk-free interest rate of 1.24%, dividend yield of 3.568%, expected volatility of the market price of the Corporation's common stock of 33.083%, and average expected life of 5.4 years.

Outstanding Equity Awards at December 31, 2021

The following table includes information on the current holdings of unexercised stock options and stock awards that have not yet vested by the named executive officers as of December 31, 2021. Each equity grant is shown separately for each named executive officer.

	Option Awards				Stock Awards
							Equity Incentive
							Plan Awards
								Market or
							Number	Payout
							of	Value of
						Market	Unearned	Unearned
					Number	Value of	Shares,	Shares,
					of Shares	Shares or	Units or	Units or
					or Units	Units of	Other	Other
	Number of				of Stock	Stock	Rights	Rights
	Securities Underlying		Option	Option	That Have	That Have	That Have	That Have
	Unexercised Options		Exercise	Expiration	Not	Not	Not	Not
Name	Exercisable (1)	Unexercisable (2)	Price	Date	Vested (3)	Vested	Vested	Vested

William P. Stafford, II		11,702	$33.00	03/19/31	3,506	$117,171	-	$-

Gary R. Mills	865		24.65	02/05/35	4,733	158,177	-	-
	3,025		29.15	02/05/35
		15,799	33.00	03/19/31

David D. Brown		7,455	33.00	03/19/31	2,233	74,627	-	-

Jason R. Belcher		7,384	33.00	03/19/31	1,904	63,632	-	-

Sarah W. Harmon	1,496		20.15	04/22/26	1,378	46,053	-	-
	1,097		24.72	04/07/27
		5,157	33.00	03/19/31

(1)	All options listed in the exercisable column in the above table are vested.
(2)	The options granted on November 3, 2021 will vest equally over a period of three (3) years.
(3)

The market value is calculated by multiplying the number of the shares of restricted stock that have not vested by the price per share of the Corporation’s stock on December 31, 2021 of $33.42 per share.

2021 Options Exercised and Stock Vested

The following table provides information for the named executive officers with respect to (1) stock option awards exercised during 2021, including the number of shares acquired upon exercise and the value realized at such time, and (2) the number of shares acquired upon the vesting of restricted stock awards and the value realized at such time, before the payment of any applicable withholding tax and brokerage commissions.

	Option Awards		Stock Awards
	Shares		Shares
	Acquired on	Value	Acquired on	Value
Name	Exercise	Realized	Vesting	Realized (1)

William P. Stafford, II	9,785	$187,774	3,347	$99,731
Gary R. Mills	-	-	4,520	134,683
David D. Brown	-	-	2,142	63,825
Jason R. Belcher	-	-	1,806	53,831
Sarah W. Harmon	-	-	1,173	34,969

(1)

Total value realized on vesting is equal to the number of shares acquired on vesting multiplied by the previous day's closing price of the underlying securities on the vesting date of March 18, 2021 of $30.10 and March 30, 2021 of $29.74.

2021 Pension Benefits

The table below sets forth the details on pension benefits for the named executive officers under the following plan:

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service	Benefit	Fiscal Year

William P. Stafford, II (1)	SERP	28	$683,569	-
Gary R. Mills	SERP	23	405,938	-
David D. Brown	SERP	17	130,069	-
Jason R. Belcher	SERP	7	18,021	-

(1)	The number of years of credited service includes years of service as a director of the Corporation.

The Corporation’s Executive SERP. The Corporation’s SERP is unfunded and not qualified for tax purposes. The values in the above table reflect the actuarial present value of the named executive officer’s accumulated benefit under the SERP, computed as of December 31, 2021. As of December 31, 2021, the SERP was frozen to new participants; however, previously, employees considered highly compensated under ERISA and other senior management employees were eligible to participate in the SERP at the recommendation of the Chief Executive Officer as approved by the CRC. All participants in the SERP prior to December 31, 2021, will receive, upon separation of service at or after age 62, only such benefit as was accrued and vested as of December 31, 2021.  Only those named executive officers currently approved for participation are included in the above table. Refer to page 25 of this proxy statement for a more detailed discussion of the SERP and to Note 13 of the Consolidated Financial Statements in the Annual Report for the year ended December 31, 2021, for discussion of the methodologies and assumptions underlying the projected SERP benefits.

2021 Non-Qualified Deferred Compensation

Deferral of Salary.  The named executive officers, like any employee otherwise ineligible to fully participate in the KSOP, who meets the Code definition of being “highly compensated,” have historically been eligible to elect to defer up to seventy-five percent (75%) of their base salary and/or cash incentive compensation to the Corporation’s WRAP plan, in the same way that not highly compensated employees may defer to the KSOP.  Deferrals to the WRAP are invested as directed by each participant and are matched at the discretion of the Board of Directors in conjunction with and subject to limits established each year by the Board of Directors for elective deferrals to the KSOP. Earnings on deferrals are based on the investment elections made by the individual WRAP participants and no guaranteed return is available to any named executive officer participating in the WRAP.  On an annual basis, each WRAP participant is allowed to designate or modify the percentage of salary to defer to the WRAP in compliance with Code Section 409A.  The table below provides detail regarding non-qualified deferred compensation of the named executive officers.  Balances previously deferred by the named executive officers to a second non-qualified plan, known as the “Deferred Compensation Plan,” have been combined with the WRAP deferrals and reported in a single table below.  Distributions from the WRAP are only available post-termination or retirement and cannot be taken without a minimum of six (6) months’ separation from employment in compliance with Code Section 409A.  Only those named executive officers who currently participate in the WRAP are included in the below table.

	Executive	Corporation	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance
	in Last Fiscal	in Last Fiscal Year	in Last Fiscal	Withdrawals/	at Last Fiscal
Name	Year (1)	(1)	Year (2)	Distributions	Year End
William P. Stafford, II	$88,440	$20,745	$180,752	$-	$1,012,021
Gary R. Mills	38,012	33,123	207,125	-	807,475
David D. Brown	15,865	8,050	62,482	-	194,519
Jason R. Belcher	4,203	6,242	10,503	-	89,144

(1)

The amounts reported under “Executive Contributions” are included in each named executive officer’s amount under the “Salary” column in the “2021 Summary Compensation Table.” The amounts reported under “Corporation Contributions” are included in each named executive officer’s amount under the “2021 All Other Compensation” column in the “2021 Summary Compensation Table.” The Corporation contributions reflected in the above table are reflective of amounts deferred by the executives in the prior plan year, but matched by the Corporation in the subsequent year.

(2)	The amounts reported under “Aggregate Earnings” are not included in each named executive officer’s amount under the “Salary” column in the “2021 Summary Compensation Table.”

Potential Payments upon Termination

The information below describes the compensation that would become payable under existing plans and agreements based on the named executive officer’s actual termination of employment coupled with the assumption that the named executive officer’s employment had terminated on December 31, 2021, given the named executive officer’s compensation, years of service, and a presumed age of 62.

These benefits are in addition to benefits generally available to other non-executive officers, who are salaried employees, such as distributions under the KSOP and disability insurance benefits. The Corporation has estimated the amounts of compensation payable to each named executive officer under a variety of termination circumstances, including: early retirement, involuntary termination not for “Cause,” termination for “Cause,” termination following a change of control, and death of the named executive officer.

Since a variety of factors might affect the nature and amount of any benefits payable upon the events discussed below, actual amounts may vary from what the Corporation has projected.

Regardless of the manner in which a named executive officer’s employment terminates, he or she may be entitled to receive amounts earned during their term of employment. Such amounts include:

•	option or stock award grants made pursuant to the 1999 Plan, 2004 Plan, or 2012 Plan that vest through the most recently completed fiscal year;
•	amounts contributed under the KSOP and the Corporation’s non-qualified deferred compensation plans;
•	amounts accrued and vested through the Corporation’s SERP payable as benefits for the life of the named executive officer beginning at age 62; and
•	cash surrender value of life insurance payable.

In the event of an involuntary termination without “Cause” or termination by a named executive officer for “Good Reason” other than a change in control, the Corporation shall pay the named executive officer severance in the form of continuing to pay their base salary for the balance of the existing term of the existing employment agreement. In addition, the Corporation shall maintain and continue to provide health, dental, accident and disability insurance and certain other executive benefit plans, programs and arrangements until the earlier of (i) the expiration of the remaining term; (ii) the named executive officer commences full-time employment with another employer or commences self-employment where earnings are expected to be, on an annualized basis, 75% or more of the base salary as of the date of termination; or (iii) the date on which the Corporation determines that the named executive officer has violated any one of several specified sections of the agreement. Additional details regarding these agreements are set forth in the discussion beginning on page 26. As required by said employment agreements, in the event of termination without “Cause,” termination due to change of control, or termination by a named executive officer for “Good Reason,” payment of any severance amounts due under the employment agreement is conditioned upon the execution of a separation agreement containing a valid waiver and release of any and all claims and a reaffirmation of the restrictions upon the executive contained in the employment agreement.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, in addition to the items identified above:

•	for options granted under the 1999 Plan, the officer will retain vested options for up to five (5) years after normal retirement at age 62 or later and ninety (90) days after early retirement;
•	for options granted under the 2004 Plan, the officer will retain vested options for the remainder of the outstanding ten-year term;
•	for options granted under the 2012 Plan, the officer will retain vested options for the period of one year, or any statutorily required period; and
•	for restricted stock awards granted under the 2012 Plan, all restrictions on vested shares will be removed and unvested shares will be forfeited.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefit payments made upon termination or retirement, the named executive officer or their beneficiaries may receive benefits under the Corporation’s disability plan or executive life insurance plan, as appropriate, if enrolled. Currently, Mr. Stafford, II is the only named executive officer enrolled in a split dollar life insurance plan. If Mr. Stafford had died on December 31, 2021, his survivors would have received the projected amount of $100,000 from the proceeds of any individual split dollar life insurance policy. The premiums associated with this policy are included in the “2021 All Other Compensation and Benefits” table on page 29. The estimated amounts payable to the beneficiaries are derived by reflecting a deduction for repayment to the Corporation of the cash surrender value of the split dollar life insurance policies and distribution of eighty percent (80%) of the face value of any remaining insurance proceeds to the respective beneficiaries and twenty percent (20%) to the Corporation.

Payments Made Upon a Change of Control

As previously stated, the Corporation has entered into employment agreements with each of the named executive officers, which agreements include change of control provisions. Under these provisions and subject to certain requirements and restrictions, if within three (3) years after a change of control, a named executive officer is separated from service either because of (i) non-renewal of the agreement by the Corporation, (ii) termination by the Corporation without “Cause,” (iii) termination by the named executive officer for “Good Reason,” or (iv) termination by the named executive officer due to forced relocation, the named executive officer shall receive severance in the form of continued payment of their base salary and providing all other compensation benefits of a like kind and value as in effect at the time of the change of control, or on the date of termination, whichever is greater, for a period of thirty-six (36) months. Additional information relating to the terms of said employment agreements, including the change of control provisions, are set forth in the discussion beginning on page 26.

Potential Incremental Payments Table

The following table shows the potential incremental value transfer to each named executive officer under various termination scenarios. The table was prepared as though each named executive officer’s employment was terminated on December 31, 2021, with proper prior notice if applicable.

		Accel-
		eration/
		Vesting of
		Options	Non-
		and	Qualified			Executive
	Salary &	Restricted	Deferred			Life
William P. Stafford, II	Benefits	Stock	Comp (4)	SERP		Ins (6)		Total
Early retirement	$-	$-	$1,012,021	$69,333	(5,7)	$43,214		$1,124,568
Retirement	-	4,915	1,012,021	80,000	(2,5)	43,214		1,140,150
Termination for "Cause"	-	-	1,012,021	-		43,214		1,055,235
Termination without "Cause"	916,570	-	1,012,021	80,000	(1,5)	43,214		2,051,805
Change in control termination	1,350,000	117,171	1,012,021	683,569	(4)	43,214		3,205,971
Disability (8)	-	122,085	1,012,021	80,000	(1,5)	43,214		1,257,320
Death (3)	-	122,085	1,012,021	80,000	(1,5)	900,000	(4)	2,114,106

Gary R. Mills
Early retirement	-	-	807,475	53,598	(5,7)	42,283		903,356
Retirement	-	6,636	807,475	61,844	(2,5)	42,283		918,238
Termination for "Cause"	-	-	807,475	-		42,283		849,758
Termination without "Cause"	1,216,570	-	807,475	61,844	(1,5)	42,283		2,128,172
Change in control termination	1,800,000	158,177	807,475	405,938	(4)	42,283		3,213,869
Disability (8)	-	164,812	807,475	61,844	(1,5)	42,283		1,076,414
Death (3)	-	164,812	807,475	61,844	(1,5)	1,200,000	(4)	2,234,131

David D. Brown
Early retirement	-	-	194,519	30,123	(5,7)	12,627		237,269
Retirement	-	3,131	194,519	34,757	(2,5)	12,627		245,034
Termination for "Cause"	-	-	194,519	-		12,627		207,146
Termination without "Cause"	626,570	-	194,519	34,757	(1,5)	12,627		868,473
Change in control termination	915,000	74,627	194,519	130,069	(4)	12,627		1,326,838
Disability (8)	-	77,758	194,519	34,757	(1,5)	12,627		319,661
Death (3)	-	77,758	194,519	34,757	(1,5)	625,000	(4)	932,034

Jason R. Belcher
Early retirement	-	-	89,144	16,186	(5,7)	1,052		106,382
Retirement	-	3,101	89,144	18,676	(2,5)	1,052		111,973
Termination for "Cause"	-	-	89,144	-		1,052		90,196
Termination without "Cause"	626,570	-	89,144	18,676	(1,5)	1,052		735,442
Change in control termination	915,000	63,632	89,144	18,021	(4)	1,052		1,086,845
Disability (8)	-	66,733	89,144	18,676	(1,5)	1,052		175,605
Death (3)	-	66,733	89,144	18,676	(1,5)	463,000	(4)	637,553

Sarah W. Harmon
Early retirement	-	-	-	-		-		-
Retirement	-	2,166	-	-		-		2,166
Termination for "Cause"	-	-	-	-		-		-
Termination without "Cause"	576,570	-	-	-		-		576,570
Change in control termination	840,000	46,053	-	-		-		886,053
Disability (8)	-	48,219	-	-		-		48,219
Death (3)	-	48,219	-	-		-		48,219

(1)	Annual payment deferred to age 60.
(2)	Annual payment; presumed to be age 62 on December 31, 2021.
(3)	Payment to beneficiary upon death of named executive officer.
(4)	Presumes lump sum payout.
(5)

Represents an annuity payable over the life of the named executive officer at a reduced amount beginning at age 60, a larger amount beginning at age 62 or for ten (10) years certain to a named beneficiary in the event of death.

(6)	Other than the life insurance proceeds payable upon death, presumed at December 31, 2021.
(7)	Presumed to be age 60 and have at least twenty (20) years of service on December 31, 2021.
(8)	The benefits shown in the disability termination scenario reflect the accelerated vesting of options and restricted stock, lump sump payout of nonqualified deferred compensation, annuity payment of their SERP, and the cash surrender value of their life insurance upon the named executive officer's disability. There are no disability benefits listed in the above table because the Corporation's disability plan does not discriminate in scope, terms or operation in favor of executive officers and is available generally to all salaried employees.

DIRECTOR COMPENSATION

2021 Non-Management Directors’ Compensation

As shown on the table on page 37, for fiscal year 2021, non-management directors’ compensation includes the following:

Base Compensation. During 2021, each non-employee member of the Board received a total annual retainer fee of $31,838, paid on a quarterly basis.  A portion was paid in cash and a portion in stock.  No additional fee is paid to directors of the Corporation who also serve on the board of a subsidiary, although fees may be paid for service on certain committees of subsidiaries. ACER Committee members received an annual cash retainer fee of $10,164, with the Chairman receiving an additional $12,704 and the Financial Expert receiving an additional $6,608 per year. Members of the GNC received a cash retainer fee of $635 per year. Members of the CRC receive a cash retainer fee of $1,271 per year, with the Chairman receiving an additional $1,271 per year. Non-management directors are reimbursed for travel or other expenses incurred for attendance at Board, subsidiary board, and committee meetings or other required travel for the benefit of the Corporation.

Deferral of Cash Compensation. Directors are permitted on an annual basis, prior to the beginning of each calendar year, to defer Board and committee cash fees to a non-qualified deferred compensation plan established solely for that purpose. Each director electing to defer fees is responsible for the investment of such deferrals, and the Corporation does not provide either a preferential investment or interest rate for such deferred compensation. Each director who has deferred any such compensation has the ability to access such deferred compensation upon retirement from active Board service.

Short-Term Incentive Compensation.  In December 2015, the CRC adopted an executive and board incentive compensation methodology which provides suggested amounts of annual incentive compensation for directors in the form of cash bonuses (25%)  and restricted common stock of the Corporation (75%). The CRC will not grant any incentive compensation in any year in which the Corporation’s minimum three (3)-year rolling ROAE is below 8.5% or such other minimum ROAE as determined by the CRC from time to time considering economic conditions, operating results, and adjustments to the Corporation’s strategic plan goals. Amounts paid under this methodology in 2021 based on 2020 performance are detailed in the “Director Compensation Table."

Long-Term Equity Compensation. In 2021, consistent with the compensation methodology developed in 2015, the directors were awarded long-term equity compensation in the form of restricted shares, which were scheduled to vest over a period of three (3) years beginning on or about March 31, 2021 and remain under such restriction, including restrictions on sale or transfer by the director, for a period of five (5) years after vesting. However, on November 3, 2021, the CRC approved the exchange of these unvested restricted stock awards for unvested stock options of equivalent  value.  These stock options will vest over a period of three (3) years. The CRC elected to approve the aforesaid exchange of the unvested restricted stock awards for unvested stock options after the Corporation initiated a review of its restricted stock awards under the 2012 Plan in response to a shareholder demand letter received in June 2021. The shareholder demand letter alleges that, although the Corporation complied with the overall share issuance limit in the 2012 Plan, grants of restricted stock and performance awards prior to 2021 allegedly exceeded a sub-limit in the 2012 Plan that limited the award of certain forms of restricted stock, restricted stock units, or performance awards to 300,000 shares.  The Corporation disagrees with that assertion.  Nevertheless, the CRC took the above-described actions prior to vesting of the restricted share awards in order to ensure that the Corporation remained in compliance with the referenced sub-limit during 2021.  All grants of restricted shares and options to directors in 2021 were made under the 2012 Plan.

Directors’ Supplemental Retirement Plan. The Corporation established a directors’ supplemental retirement plan (“Directors’ SERP”) for its non-management directors in 2001 which was later amended to remain compliant with Code Section 409A and to provide for certain changes in the benefit formula and various other provisions. The Directors’ SERP amendment substitutes a defined benefit in lieu of the previous indexed benefit. The amended Directors’ SERP provides for an annual retirement benefit of one hundred percent (100%) of the director’s highest consecutive three (3) years’ average compensation. Benefits are payable at the later of (i) the age of 70 or (ii) separation from service to the Corporation and continue for ten (10) years.  The Directors’ SERP also contains provisions addressing a change of control, as defined in the Plan, which allow the directors to retain benefits under the Directors’ SERP in the event of a termination of service, other than for “Cause,” during the twelve (12) months prior to a change in control or anytime thereafter, unless the director voluntarily terminates their service within ninety (90) days following the change in control.  On December 31, 2021, the Directors' SERP was amended with the effect of (1) freezing it to new participants and (2) amending the definition of final average compensation so that no year after 2021 could be considered in the computation.  Current participants will continue to accrue and vest as intended under the plan.

The Corporation has also entered into life insurance endorsement method split dollar agreements with certain directors covered under the Directors’ SERP. Under the agreements, the Corporation shares eighty percent (80%) of death benefits (after the Corporation’s recovery of cash surrender value) with the designated beneficiaries of the directors under life insurance contracts referenced in the Directors’ SERP.

Insurance. The Corporation provides Directors’ Liability Insurance coverage for its directors and indemnification is provided for in the Corporation’s Bylaws.

Changes to Non-Management Directors' Compensation Beginning in 2022

Consistent with our long-standing goal of offering directors a compensation package that is intended to fairly compensate directors for work required for the Corporation and to align the directors’ interests with the long-term interests of shareholders, Pearl Meyer was engaged in 2021 to review the competitiveness of its non-management directors' compensation program.  This review included a review of annual board retainers, incentive compensation, equity awards, committee fees, and total board compensation cost.  As a result of this engagement, based on a review of prevailing peer group practice and strong corporate governance practices, certain changes were made to the non-management directors' compensation program, including the following:

●  The program will utilize only two components:

          ●  Board service fee (paid 50% in cash and 50% in equity grants of full-value shares that vest one-year from grant date)

          ●  Committee service fees (including chairmanship and financial expert fees) paid in cash

●  Incentive compensation will no longer be paid to non-management directors

●  As discussed above, no new participants will be added to the Directors' SERP

Although the task of recruiting and retaining highly qualified directors for community bank holding companies remains extremely difficult in light of the time required, level of responsibility, and personal liability, we believe that the resulting compensation package is sufficient to not inhibit the Corporation's ability to attract and retain highly qualified directors.  We further believe this compensation package is simple, direct, easy to administer, and easy to understand from a shareholder perspective.

Director Compensation Table

The following table summarizes non-management director compensation, including compensation for director services at the bank subsidiary for 2021.

					Change in
					Pension Value
					and
	Fees				Non-qualified
	Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash (1)	Awards (2)	Awards (3)	Compensation	Earnings (4)	Compensation	Total

C. William Davis	$48,765	$9,677	$31,150	$-	$24,078	$-	$113,670
Samuel L. Elmore	64,120	10,370	31,150	-	19,766	-	125,406
Richard S. Johnson	62,957	9,557	31,150	-	(6,449)	-	97,215
Harriet B. Price	29,107	2,697	31,150	-	-	-	62,954
M. Adam Sarver	65,188	9,768	31,150	-	-	-	106,106

(1)	The value represents board fees, committee fees, and cash bonuses.
(2)	The value represents the grant date fair value of stock awarded as fees and stock granted as a portion of incentive compensation.
(3)	On March 19, 2021, directors were awarded long-term equity compensation in the form of restricted stock, which was scheduled to vest ratably over a period of three (3) years. However, on November 3, 2021, the CRC approved the exchange of these unvested restricted stock awards for unvested stock options of equivalent value.
(4)	The amounts reported represent the difference between the present value of accrued benefits of the director's SERP at the end of 2021 and 2020.

PAY RATIO DISCLOSURE

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd - Frank Act”), the Securities and Exchange Commission (“SEC”) adopted a rule requiring annual disclosure of the ratio of the total annual compensation of the principal executive officer (“PEO”) of the Corporation to the median annual total compensation of all other employees of the Corporation (the “MATC”). The Corporation’s PEO is Mr. Stafford. During calendar year 2021, Mr. Stafford received total compensation of $690,996, as reflected in the Summary Compensation Table on page 27. During calendar year 2021, the MATC was $39,536. Accordingly, the aforesaid ratio for the Corporation for fiscal year 2021 is 17.5 to 1.  The ratio decreased significantly from 2020 due to the PEO's lower total compensation in 2021 as a result of a lower bonus paid to the PEO in 2021 for 2020 performance.

The MATC used in the calculation above was determined from a list of 635 persons, constituting all persons (excluding the PEO) employed by the Corporation as of December 31, 2021. Determination of the median employee was based on wages actually earned in 2021 plus the following additional 2021 compensation components, where applicable: paid time off; overtime pay; incentive compensation; and commissions. The gross amounts were adjusted for locality differentials where applicable. After identifying the median employee, the MATC was calculated using the same methodology employed for named executive officers, including the PEO, in the Summary Compensation Table.

OWNERSHIP AND RELATED PERSON TRANSACTIONS

Information on Stock Ownership

The following table includes the stock-based holdings at March 3, 2022, of significant shareholders having beneficial ownership greater than five percent (5%), directors, executive officers, and directors and executive officers as a group.

		Amount and
		Nature
	Name and Address of Beneficial	of Beneficial	Percent of
Title of	Owner or Number of	Ownership as of	Common
Class	Persons in Group	March 3, 2022	Stock

Common	BlackRock (1)	1,546,697	9.16%
	55 East 52nd Street, New York, NY 10055

Common	Richard G. Preservati (2)	1,500,775	8.89%
	P.O. Box 1003, Princeton, WV 24740

Common	Dimensional Fund Advisors, LP (3)	1,020,606	6.05%
	Building One, 6300 Bee Cave Road, Austin, TX 78746

	The Corporation's Directors and Named Executive Officers:
Common	Jason R. Belcher (4)	18,041	*
Common	David D. Brown (5)	27,969	*
Common	C. William Davis (6)	21,876	*
Common	Samuel L. Elmore (7)	15,815	*
Common	Sarah W. Harmon (8)	8,474	*
Common	Richard S. Johnson (9)	48,710	*
Common	Gary R. Mills (10)	64,050	*
Common	Harriet B. Price (11)	1,642	*
Common	M. Adam Sarver (12)	155,724	*
Common	William P. Stafford, II (13)	209,792	1.24%
Common	Beth A. Taylor (14)	29,279	*

	All Directors and Executive Officers as a Group	601,372	3.56%

*	Represents less than one percent (1%) of the outstanding shares.

(1)	Number of shares are based on a Form 13G filing with the SEC as of December 31, 2021.
(2)	Number of shares are based on a Form 13G filing with the SEC as of March 6, 2015.
(3)	Number of shares are based on a Form 13G filing with the SEC as of December 31, 2021.
(4)	Includes 3,167 shares allocated to Mr. Belcher’s KSOP account and 2,461 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan.
(5)	Includes 3,085 shares allocated to Mr. Brown’s KSOP account and 2,485 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan.
(6)	Includes 1,319 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan.
(7)	Includes 1,319 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan.
(8)	Includes 685 shares allocated to Ms. Harmon’s KSOP account and 4,312 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan.
(9)

Includes 24,550 shares held jointly by Mr. Johnson and his wife and 1,319 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan. 5,500 of the shares listed have been pledged as security by Mr. Johnson.

(10)

Includes 6,601 shares allocated to Mr. Mills’ KSOP account, 14,510 shares held jointly by Mr. Mills and his wife, and 3,890 shares issuable upon exercise of currently exercisable options granted under the 1999 Plan and 5,266 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan. 1,500 of the shares listed have been pledged directly as security by Mr. Mills.

(11)	Includes 1,319 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan.
(12)

Includes 872 shares held by Mr. Sarver’s wife, 2,000 shares held in a custodian account for his daughters, a fifty percent (50%) ownership of Longview Properties, LLC, and 1,319 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan. 22,820 of the shares listed have been pledged as security by Mr. Sarver.

(13)	Includes 1,300 shares allocated to Mr. Stafford’s KSOP account and 3,901 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan.
(14)	Includes 20,000 shares held by Dr. Taylor's husband and 1,319 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan.

Related Person/Party Transactions

Review and Approval of Related Person/Party Transactions. The Corporation reviews relationships and transactions in which the Corporation and its directors, executive officers, their immediate family members, or their related entities participate. The Corporation has developed and implemented processes and controls to obtain such information and determine whether a related person or party has a direct or indirect material interest in a transaction that requires approval of such transaction by the GNC and/or disclosure of such transaction in the annual proxy statement. Procedures used for reviewing and assessing this process are documented in writing.

Part of this process requires all directors of the Corporation and its banking subsidiary and all executive officers to respond annually to a related party worksheet and each director and named executive officer to respond annually to a proxy statement questionnaire. When it is determined that a transaction with a related person or party may have occurred, or when the Corporation desires to enter into a transaction with a related person or party, the transaction is scrutinized to determine whether such transaction truly rises to the level of a “Related Party Transaction” as defined by the SEC rules. Potential Related Party Transactions are examined by the GNC, which may approve or ratify the transaction, and, as necessary, consult with counsel having specific expertise in SEC matters. If a Related Party Transaction has occurred, it is disclosed in the annual proxy statement pursuant to SEC rules.

Further, all significant transactions with related persons or parties, regardless of whether they rise to the level of a Related Party Transaction, are reviewed on a quarterly basis by the GNC.

Description of Related Person Transactions. As expected, the Corporation’s subsidiary bank has consistently and from time-to-time accepted deposits from and made loans to related persons and parties. All such loans and deposits were made: (i) in the ordinary course of business; (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other non-related persons or parties; and (iii) did not involve more risk of collectability than comparable transactions with other non-related persons or parties. All loans made to directors and executive officers are in compliance with federal banking regulations and thereby exempt from insider loan prohibitions as set forth in the Sarbanes-Oxley Act of 2002.

During 2021, the Corporation entered into no Related Party Transactions in excess of $120,000 or which would otherwise meet the threshold for disclosure in this proxy statement under the relevant SEC rules.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and applicable SEC regulations require the Corporation’s directors, executive officers, and persons who beneficially own more than ten percent (10%) of Common Stock of the Corporation to file initial reports of ownership and reports of changes in ownership of Common Stock with the SEC. As a practical matter, the Corporation assists all directors and executive officers by monitoring, completing, and filing Section 16 reports on their behalf. Based solely upon the review of Forms 3, 4 and 5, and amendments thereto filed in accordance with the instructions and information provided to the Corporation by its officers and directors, the Corporation believes that all Section 16(a) filings required to be filed by its directors, executive officers and persons who beneficially own more than ten percent (10%) of the Common Stock were properly and timely completed during fiscal year 2021.

REPORT OF THE ACER COMMITTEE

The ACER Committee is comprised of four (4) independent directors and operates under a written charter adopted by the Board of Directors and available publicly on the Corporation's website www.firstcommunitybank.com under Investor Relations.   The ACER Committee selects the Corporation's independent registered public accounting firm, subject to advisory shareholder ratification, and reviews the Corporation’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing financial statements and for public reporting processes. Dixon Hughes Goodman LLP (“DHG”), the Corporation’s independent registered public accounting firm for 2021, is responsible for expressing opinions on the conformity of the Corporation’s financial statements with generally accepted accounting principles and on the Corporation’s internal control over financial reporting.

In this context, the ACER Committee has reviewed and discussed with management and DHG the audited financial statements for the year ended December 31, 2021, and DHG’s evaluation of the Corporation’s internal control over financial reporting as of that date. The ACER Committee regularly communicates with DHG regarding the matters that are required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301 Communications with Audit Committees, as well as other relevant standards. DHG has provided to the ACER Committee the written disclosures and accompanying letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the ACER Committee concerning independence, and the ACER Committee has discussed with DHG that firm’s independence. The ACER Committee has concluded that DHG’s provision of audit and non-audit services to the Corporation and its affiliates is compatible with DHG’s independence.

Based on the review and discussions referred to above, the ACER Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements for the year ended December 31, 2021, be included in the Annual Report on Form 10-K for 2021 for filing with the SEC.

This report is provided by the following independent directors, who comprise the ACER Committee:

Samuel L. Elmore

Richard S. Johnson (Chairman)

Harriet B. Price

M. Adam Sarver

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For fiscal year ended December 31, 2021, the ACER Committee selected DHG as the Corporation’s independent registered public accounting firm. The Board ratified the decision of the ACER Committee to engage DHG to serve as the independent registered public accounting firm for fiscal year ended December 31, 2021, and the shareholders voted to ratify that selection at the 2021 Annual Meeting.   The ACER Committee annually considers the selection of the Corporation's independent registered public accounting firm.  From time to time, that process is augmented by requests for proposals, including competitive bid submissions, solicited from several reputable and qualified firms.  This process allows the ACER Committee to rigorously evaluate the qualifications and relevant experience of each firm and to ensure the Corporation is receiving fair pricing of services provided.  Such a proposal and competitive bidding process was initiated in 2021 and, on March 9, 2022, the ACER Committee approved the dismissal of DHG and the engagement of Elliott Davis, PLLC ("Elliot Davis") to serve as the Corporation's independent registered accounting firm for the fiscal year ending December 31, 2022.  On that same date, the Board ratified the ACER Committee's decision.

In making its selection, the ACER Committee considered, among a plethora of other factors, whether the audit and non-audit services provided by any potential provider are compatible with maintaining the independence of the Corporation's outside auditors.  The ACER Commitee also requires the selected provider to rotate its key partners assigned to the Corporation's audit at least every five (5) years.  The ACER Committee prohibits the hiring by the Corporation and its subsidiaries of any of the selected independent registered public accounting firm's partners, directors, managers, staff persons, advising members of the department of professional practice, reviewing partners, reviewing tax professionals, or any other persons having responsibility for providing audit assurance on any aspect of the certification of the Corporation’s financial statements.

DHG’s report on the Corporation’s consolidated financial statements for the fiscal years ended December 31, 2021 and 2020, and through the subsequent interim period ending March 9, 2022, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the years ended December 31, 2021 and 2020, contained an emphasis-of-matter paragraph indicating the Corporation had changed its method of accounting for credit losses effective January 1, 2021, due to the adoption of Accounting Standards Codification (ASC) Topic 326, Financial Instruments - Credit Losses.

Furthermore, during the fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through March 9, 2022, (i) there were no disagreements between the Corporation and DHG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DHG would have caused DHG to make reference thereto in its reports on the Corporation’s consolidated financial statements, and (ii) there were no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

Management discussed the matters described above with representatives of DHG; provided DHG with a copy of the disclosure set forth in our Form 8-K filed on March 14, 2022; and requested that DHG furnish the Corporation with a letter addressed to the SEC stating whether or not its agrees with the statement made therein, each as required by applicable SEC rules.  A copy of the letter was filed as Exhibit 16.1 to the Form 8-K.

Representatives of DHG and Elliott Davis will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

Principal Accounting Fees and Services

The aggregate fees paid to DHG in 2020 and 2021 for these services were:

	2020	2021

Audit fees	$378,367	$352,100
Audit related fees	27,100	31,875
All other fees	-	-
Tax fees	110,390	78,440

In the above table, in accordance with SEC rules, “audit fees” are fees paid by the Corporation to DHG for audit of the Corporation’s financial statements included in the Annual Report on Form 10-K, for review of financial statements included in the Quarterly Reports on Form 10-Q, for audit of the Corporation’s internal controls over financial reporting, and for services typically provided by the auditor in connection with statutory and regulatory filings. “Audit related fees,” which amount was preapproved by the ACER Committee, include audits of two of the Corporation’s employee benefit plans. “Tax fees,” which were preapproved by the ACER Committee, include fees paid for the completion of the Corporation’s 2020 and 2021 federal and state income tax returns, 2020 and 2021 quarterly tax estimates, and miscellaneous tax research required for the completion of these services.

Pre-Approval Policies and Procedures

The ACER Committee has adopted a policy that sets forth the manner in which the ACER Committee will review and approve all services to be provided by the independent registered public accounting firm. The ACER Committee pre-approves all audit and permitted non-audit services to be performed for the Corporation by its independent public accountants. The Chair of the ACER Committee may represent the entire committee for the purposes of pre-approving permitted non-audit services. The ACER Committee does not consider the provision of the permitted non-audit services to be incompatible with maintaining the independent public accountant’s independence.

PROPOSAL 3:  RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has ratified the decision of the ACER Committee to engage Elliott Davis to serve as the Corporation's independent registered public accounting firm to perform the audit of the consolidated financial statements of the Corporation and its subsidiaries, as well as the Corporation's internal controls over financial reporting, for the fiscal year ending December 31, 2022.  As discussed above, Elliott Davis was selected through a competitive request for proposals process.

The Corporation is asking shareholders to ratify the selection of Elliott Davis as its independent registered public accounting firm for the year ending December 31, 2022.  Although ratification is not required, it has been the Corporation's practice to seek shareholder ratification of this appointment as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Board may, but is not required to, reconsider whether to retain Elliott Davis as the Corporation's independent registered public accounting firm.  Further, even if the selection is ratified, the Board may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such change would be in the best interests of the Corporation and its shareholders.

The Board unanimously recommends a vote FOR the ratification of Elliott Davis, PLLC as the Corporation's independent registered public accounting firm for the year ending December 31, 2022.

PROPOSAL 4: APPROVAL OF THE FIRST COMMUNITY BANKSHARES, INC. 2022 OMNIBUS EQUITY COMPENSATION PLAN

At its February 23, 2022 regular meeting, the Board, at the recommendation of the CRC, approved adoption of the First Community Bankshares, Inc. 2022 Omnibus Equity Compensation Plan (the “Plan”) and directed that the Plan be submitted to shareholders for approval.

The Corporation relies on equity awards to retain and attract key employees and non-employee Board members and believes that equity incentives are necessary for the Corporation to competitively retain and attract highly qualified individuals upon whom, in large measure, the future growth and success of the Corporation depends. The First Community Bankshares, Inc. 2012 Omnibus Equity Compensation Plan (the “2012 Plan”), which is currently the only equity compensation plan under which equity or equity-based awards may be made by the Corporation, expires on April 25, 2022.  The Board of Directors is seeking shareholder approval of the Plan to replace the 2012 Plan.  If approved by our shareholders at the Annual Meeting, the Plan will become effective on April 27, 2022 (the date immediately following the Annual Meeting) (the “Effective Date”).

No additional awards will be made under the 2012 Plan on or after the Effective Date and any shares remaining under the 2012 Plan will be cancelled and no longer available for future grant under the 2012 Plan.  Awards granted under the 2012 Plan prior to the Effective Date will remain in full force and effect and will remain subject to the terms of the 2012 Plan.

If the Corporation’s shareholders approve the Plan, the Corporation will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the shares available for issuance under the Plan.

Material Features of the Plan

The complete Plan is attached as Exhibit A to these proxy materials.  Shareholders are encouraged to review the complete text of the Plan. The following description of the Plan does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of the Plan document.

Purpose of the Plan.  The purpose of the Plan is to provide the Corporation with the ability to grant equity-based incentives to eligible persons designated by the CRC to: (i) encourage such individuals to continue in the long-term service of the Corporation and its Affiliates, (ii) create in such individuals a more direct interest in the future success of the operations of the Corporation, (iii) attract outstanding individuals to service of the Corporation and its Affiliates, and (iv) retain and motivate such individuals for the long term.  The Plan is further intended to provide eligible individuals with the opportunity to invest in the Corporation, thereby relating incentive compensation to increases in shareholder value and more closely aligning the compensation of such individuals with the interests of the Corporation’s shareholders.  The Board believes that the Corporation’s equity compensation programs and emphasis on employee stock ownership will be important to the Corporation’s ability to achieve superior performance in the years ahead.

The Corporation’s current equity-based compensation plans include the 2012 Plan, the 1999 Stock Option Plan, the 2001 Director’s Option Plan, the 2004 Omnibus Stock Option Plan, and various other plans obtained through acquisitions. All plans issued or obtained before the 2012 Plan are now frozen, and no new grants may be issued from those plans; however, any options or awards unexercised and outstanding under those plans remain in effect per their respective terms. The 2012 Plan will expire on April 25, 2022.

The Plan will not alter the terms of the awards made under the 2012 Plan, the 2004 Omnibus Stock Option Plan, the 2001 Director’s Option Plan or the 1999 Stock Option Plan. The remaining shares and awards that are unissued under the 2012 Plan will cease to be available for award under the 2012 Plan following the shareholders’ approval of the Plan.

Board Considerations

The Board unanimously recommends that shareholders vote “FOR” the adoption of the Plan and believes that the Plan will promote the interests of our shareholders and is consistent with principles of good corporate governance for the following reasons:

Key Component of Compensation.  Equity and performance-based awards are a core component of the Corporation’s compensation program.  The Board believes equity and performance-based awards provide employees with a proprietary interest in maximizing the growth, profitability, and overall success of First Community.

Alignment with Shareholders.  The Board believes that First Community’s equity-based incentives align the interests of employees and shareholders to create long-term shareholder value.

Reasonable Potential Dilution.  The potential dilutive impact of the Plan is comparable to the dilutive impact of the 2012 Plan previously approved by shareholders.

As of March 1, 2012 (the record date for the 2012 Annual Meeting of Shareholders at which meeting the 2012 Plan was approved), the total number of shares of the Corporation’s Common Stock outstanding stood at 17,849,376. The number of common shares subject to the 2012 Plan as a percentage of the total number of issued and outstanding common shares as of March 1, 2012 was 3.36%. The proposed number of shares of common stock available for award under the Plan is 1,000,000.  Shares issued pursuant to a stock option granted under the Plan will count against this limit on a 1:1 basis.  Shares issued pursuant to awards other than stock options will count against this limit as 2.0 shares for every one share issued.  As of March 3, 2022, the total number of shares of the Corporation’s Common Stock outstanding stood at 16,794,260.  If the Plan is approved, the number of shares that will be subject to the Plan as a percentage of the total common shares outstanding as of March 3, 2022, will be 5.95% if only options are grated.  Under the guidelines of the new Plan, if only restricted shares are granted, the total grants under the Plan would be 2.98% of the total common shares outstanding.

Features Designed to Protect Shareholder Interests.  The Plan includes several features designed to protect shareholder interests and to reflect the Corporation’s compensation philosophy and compensation practices:

●

No Discounted Stock Options:  The Plan prohibits the grant of stock options with an exercise price less than the fair market value of the Corporation's Common Stock on the date of grant or in the case of an option that is subsequently modified, on the date of such modification.

●

No Repricing of Awards:  The Plan prohibits the repricing of stock options granted under the Plan without approval by the Corporation’s shareholders.  Neither the Board nor the CRC may take any action:  (1) to amend the terms of an outstanding option to reduce the option price or grant price thereof, cancel an option and replace it with a new option with a lower option price or grant price, or that has an economic effect that is the same as any such reduction or cancellation or (2) to cancel an outstanding option having an option price or grant price above the then current fair market value of the common stock in exchange for the grant of another type of award, without, in each such case, first obtaining approval of the shareholders of the Corporation of such action.

●	No Grants of “Reload” Awards: The Plan does not provide for “reload” awards (i.e., the automatic substitution of a new award of like kind and amount upon the exercise of a previously granted award).

●

No “Evergreen” Provision:  The Plan provides for a specific maximum share limitation of 1,000,000 and does not provide for an annual or automatic increase of the number of shares available under the Plan.

●	Fungible Plan Design: A total of 1,000,000 common shares of common stock may be issued under the Plan. Shares issued pursuant to a stock option granted under the Plan will count against this limit on a 1:1 basis. Shares issued pursuant to awards other than stock options will count against this limit as 2.0 shares for every one share issued.

●

No Recycling of Shares under the 2012 Plan:  If the Plan is approved, any remaining shares that are unissued or any awards that are forfeited or cancelled under the 2012 Plan will not be added to the total number of shares available for issuance under the Plan.

●

Prohibition on “Liberal Share Counting” Practices:  The Plan does not allow shares to be added back to the maximum share limitation under the Plan if they were withheld, deducted or delivered for tax payments relating to any awards under the Plan; used to pay the exercise price of a stock option; or repurchased on the open market with proceeds of a stock option.  No dividends or dividend equivalents are paid on unvested restricted shares, RSUs, or PSUs.

●

Double-Trigger Change of Control Provisions:  Outstanding awards will only vest in full upon a participant’s qualifying termination of employment following a change of control unless otherwise provided by the CRC in its discretion in the award agreement.

●

Minimum Vesting Requirements:  All awards made under the Plan have minimum vesting/exercise schedule of at least one year, except that a shorter vesting/exercise schedule may apply to not more than 5% of the shares of stock authorized for issuance under the Plan.

●	Ten-Year Plan Term: The Plan prohibits the making of awards ten years from its effective date and limits the exercise term of stock options to ten years from the grant date.

●	Independent Committee Administration: The Plan is administered by the CRC, which is comprised solely of outside, non-employee directors.

●

Certain Awards are Subject to Clawback Policy:  Clawback provisions will apply to named executive officers and other executive officers which provisions will permit the CRC to cancel certain awards and to recoup gains realized from previous awards should the Corporation be required to prepare an accounting restatement due to materially inaccurate performance metrics.

Shareholder approval of the Plan is being sought in order to (i) meet the shareholder approval requirements of the NASDAQ, and (ii) qualify certain stock options authorized under the Plan for treatment as incentive stock options for purposes of Section 422 of the Code.

Administration

The Plan will be administered by a board committee appointed by the Board. Unless otherwise determined by the Board, the CRC will administer the Plan.  The CRC will have, among other powers, the power to accelerate, waive or modify, at any time, any term or condition of an award that is not mandatory under the Plan.  The CRC may correct any defect, supply any omission or reconcile any inconsistency in the Plan, and it will be the sole and final judge of such inconsistency.  The CRC will have the authority to perform other acts relating to the administration of the plan, including, at the CRC’s discretion, the CRC may delegate any of its administrative responsibilities, including but not limited to the authority to make awards to eligible persons who are not subject to the Exchange Act § 16.  No delegate may make an award to himself or herself, and no committee of delegates may make an award to a member of such committee of delegates.  In addition, any such delegation by the CRC shall include a limitation as to the number of shares underlying awards that may be granted during any period of the delegation and may contain guidelines as to the determination of the exercise price (if applicable) and the vesting criteria.

The CRC will have the sole discretion, which authority may be delegated as set forth above, to select eligible participants and grant to such participants one or more equity awards, including non-qualified stock options, incentive stock options, performance shares, performance stock units, restricted stock, restricted stock units and performance awards, or any combination thereof. The CRC will have the sole discretion, which authority may be delegated by the CRC as set forth above, to determine the type and number or amount of any award to be granted to any participant and the terms, conditions, restrictions, and performance goals relating to any award.

If the Corporation shall at any time increase or decrease the number of its outstanding shares of stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in stock or rights to acquire stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the stock, or other corporate event or transaction (more fully described in Section 4.4 of the Plan), then the stock affected by such events shall be equitably and proportionally adjusted to: (i) the number and kind of shares or other property (including cash) that may thereafter be issued pursuant to the Plan, (ii) the number and kind of shares or other property (including cash) issued or issuable in respect of outstanding awards, (iii) the exercise price, grant price, or purchase price relating to any award; provided that, with respect to incentive stock options, such adjustment shall be made in accordance with Section 424(h) of the Code, (iv) the performance goals, and (v) the individual limitations applicable to awards.  The CRC may not take any other action that would impair the rights of any affected participant, holder, or beneficiary under any award or reduce the exercise price of any option as established at the time of grant.

The CRC will determine whether awards will be granted with or without cash consideration.  Awards may provide that upon their exercise the holder will receive cash, stock, other securities, other awards, other property, or any combination thereof, as the CRC will determine.

The CRC or the Board may at any time terminate, amend, or modify the Plan or any portion of the Plan.  However, shareholder approval must be obtained if such approval is necessary to comply with listing requirements, laws, policies, or regulations.

No awards may be granted under the Plan after the tenth anniversary of the effective date of the Plan.

Eligibility

At present, no specific grants are planned under the Plan.  All grants are expected to be made on a discretionary basis, rather than pursuant to a formula.  Accordingly, the amounts of any awards under the Plan to any specific person or group are not determinable at this time.  Any employees of the Corporation or any of its affiliates, non-employee members of the board of directors, non-employee members of the board of directors of any affiliates, and individuals who qualify as a consultant or advisor under Form S-8 and who are providing consulting services, under a written agreement, to the Corporation or any affiliate, who are designated as eligible persons by the CRC will be eligible to receive grants under the Plan.  However, incentive stock options may not be granted to anyone who is not an employee of the Corporation or any of its affiliates.

Shares Available for Awards

The maximum number of shares of the Corporation's Common Stock which may be issued under the Plan is 1,000,000.  The total number of shares of the Corporation's Common Stock that may be issued pursuant to incentive stock options granted under the Plan shall be equal to 250,000, subject to adjustments more fully described in Section 4.4 of the Plan.

The grant of any full value award (i.e. an award other than an option) shall be deemed, for purposes of determining the number of shares of the Corporation's Common Stock available for issuance under the Plan, as an award of 2.0 shares of the Corporation's Common Stock for each such share of Common Stock actually subject to the award.  The grant of an option shall be deemed, for purposes of determining the number of shares of the Corporation's Common Stock available for issuance under the Plan, as an award for one share of Common Stock for each such share of Common Stock actually subject to the award.

Shares of common stock that, as of the effective date of the Plan, have not been issued under the 2012 Plan will not be available for award under the Plan.

If, after the effective date of the Plan, (i) any shares covered by an award under the Plan, or to which such an award relates, are forfeited or (ii) any award under the Plan expires or is cancelled or otherwise terminated, then the number of shares available for issuance under the Plan will increase, to the extent of any such forfeiture, expiration, cancellation or termination.  Any awards or options granted under the 2012 Plan and any previous long-term incentive plan of the Corporation will not be treated as awards under the Plan and therefore will not count toward the maximum number of shares available under the Plan and will not be added to the total number of shares available for issuance under the Plan when such awards are forfeited or cancelled. The number of shares available for issuance under the Plan are not increased by: (i) the withholding of shares as a result of the net settlement of an outstanding option; (ii) the delivery of shares to pay the exercise price or withholding taxes relating to an award; or (iii) the repurchase of shares on the open market using the proceeds of an option’s exercise. If the CRC grants substitute awards, which are awards granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation that is acquired by the Corporation in a merger or other business combination, then such substitute awards will not count toward the maximum number of shares available under the Plan and will result in additional dilution.

Awards

All awards are expected to be evidenced by an award agreement between the Corporation and the individual participant and approved by the CRC.  In the discretion of the CRC, an eligible employee and a non-employee director, advisor, or consultant may receive awards from one or more categories described below, and more than one award may be granted to an eligible employee and to a non-employee director, advisor, or consultant.

Types of awards under the Plan include:

Stock Options.  Subject to the terms of the Plan, the CRC (or its authorized delegate or delegates) may grant to participants stock options with such terms and conditions as the CRC or such delegate(s) determines. At the time of grant of a stock option, the CRC or its delegates will determine whether the option will be a non-qualified or an incentive stock option, provided that incentive stock options will only be granted to employees.  The terms of any incentive stock option shall comply in all respects with the provisions of Code Section 422.  Each stock option granted under the Plan will be evidenced by an option award agreement between the Corporation and the participant and such option award agreement will contain the number of shares and the terms on which the option can be exercised.  The vesting period for options will be in the option award agreement, provided that no award will vest sooner than the one-year anniversary of the award, except that a shorter vesting/exercise schedule may apply to not more than five percent (5%) of the shares authorized for issuance under the Plan.

The term of each option will be fixed by the CRC or its delegates but will not exceed ten (10) years from the date of grant.

The date of grant will not be earlier than the date on which the CRC or its delegates approves such grant.  The exercise price per share shall be determined by the CRC; provided, however, that except in the case of substitute awards, the exercise price will be 100% of the fair market value of the Corporation's Common Stock on the date the stock option is granted.  Unless otherwise determined by the CRC or the Board, fair market value of a share of the Corporation's Common Stock on a relevant date means the per share closing price of the shares as reported on NASDAQ for the date immediately preceding the grant date, or if the shares are not so listed on such immediately preceding date, as reported on such other exchange or electronic trading system which, on the date immediately preceding the date in question, reports the largest number of traded shares, provided, however, that if on the date immediately preceding the date for which the Fair Market Value is to be determined there are no transactions, Fair Market Value shall be determined as of the next closest immediately preceding date on which there were transactions in the shares; provided further, however, that if the foregoing provisions are not applicable, the fair market value of a share as determined by the CRC by the reasonable application of such reasonable valuation method, consistently applied, as the CRC deems appropriate; provided further, however, that, with respect to incentive stock options, such Fair Market Value shall be determined subject to Section 422(c)(7) of the Code.

No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns more than ten percent (10%) of the total combined voting power of all classes of shares of the Corporation or any affiliate unless (i) the exercise price of such incentive stock option is at least one hundred ten percent (110%) of the fair market value of the share at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

To the extent that the aggregate fair market value of stock of the Corporation with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year under the Plan and any other option plan of the Corporation (or any Affiliate) shall exceed $100,000, such options shall be treated as non-qualified stock options.  Such fair market value shall be determined as of the date on which each such incentive stock option is granted.

Restricted Stock and Restricted Stock Units.  Subject to the terms of the Plan, the CRC or its delegates may determine, with respect to each restricted stock or restricted stock unit award granted, the number of shares or restricted stock units, respectively.  Unless the CRC specifies otherwise in the award agreement, the vesting period for awards of restricted stock and restricted stock units will be as determined by the CRC in the award agreement, provided that no award will vest sooner than the one-year anniversary of the award, except that a shorter vesting/exercise schedule may apply to not more than 5% of the shares authorized for issuance under the Plan.

Shares of restricted stock and restricted stock units shall be subject to such restrictions as the CRC may impose (including, without limitation, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the CRC may deem appropriate. Notwithstanding the foregoing, unless otherwise determined by the CRC or Board, and provided in an award agreement, a participant may become a shareholder of the Corporation with respect to all shares of restricted stock and will have all of the rights to receive dividends (or dividend equivalents) provided; however, that cash dividends and stock dividends with respect to restricted stock shall be withheld by the Corporation for the participant’s account unless and until the underlying shares of restricted stock vest.  The cash dividends or stock dividends so withheld by the CRC and attributable to any particular share of restricted stock shall be distributed to the participant in cash or, at the discretion of the CRC, in shares having a fair market value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the participant shall have no right to such dividends.

The CRC will determine the manner in which restricted stock will be evidenced, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of shares of restricted stock, such certificate shall be registered in the name of the participant and shall bear an appropriate legend (as determined by the CRC) referring to the terms, conditions, and restrictions applicable to such restricted stock.

Performance Units.  Subject to the terms of the Plan, the CRC may grant to participants performance-based awards with such terms and conditions as the CRC determines. The performance-based awards may be denominated as or payable in cash, shares (including restricted stock and restricted stock units), options or other awards or other property, and will confer on the holder the rights valued as determined by the CRC and payable to the holder upon the achievement of such performance goals during such performance periods as the CRC may establish. The performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance-based award granted and the amount of any payment or transfer to be made pursuant to any performance-based award will be determined by the CRC. The CRC will verify the attainment of any performance goal. The vesting period for performance-based awards will be in the performance award agreement, provided that no award will vest sooner than the one-year anniversary of the award, except that a shorter vesting/exercise schedule may apply to not more than 5% of the shares authorized for issuance under the Plan.

Employment Status of Participant

Termination of Key Employee.  Unless otherwise provided by the CRC in the award agreement, the following will apply upon termination of an employee:  If an employee retires from the Corporation or an affiliate after having attained age 65 and having provided five or more years of service (defined as “normal retirement”), then the employee’s options will fully vest upon such retirement and such awards will remain exercisable for three (3) months but not beyond expiration of original term. If an employee dies, then the employee’s options, restricted stock, and restricted stock units will fully vest upon death, except that performance-based restricted stock and performance-based restricted stock units that are unvested upon death during a restricted period shall be forfeited.  The option awards will remain exercisable for one year following death, but in no event beyond the award’s original expiration date.  If an employee is terminated due to disability, then the employee’s options, restricted stock, or restricted stock units will fully vest upon termination and the options will remain exercisable for one year following death, but in no event beyond the award’s original expiration date, except that performance-based restricted stock and performance-based restricted stock units that are unvested upon termination due to disability during a restricted period shall be forfeited.  An employee that is terminated for "Cause" (as such term is defined in the Plan), will forfeit any unvested options, restricted stock or restricted stock units upon such termination.  If an employee is terminated for any other reason, (other than with respect to a change of control – see below,) then the employee’s options, restricted stock, or restricted stock units that are not fully vested will be forfeited upon termination; provided, that any options that have vested will remain exercisable for three months following termination.

Termination of Service of Non-Employee Director or Other Non-Employee.  Unless otherwise provided by the CRC in the award agreement, the following will apply upon termination of a non-employee director or other non-employee: Upon the death of a non-employee, (including a non-employee director, advisor, or consultant) such non-employee’s options, restricted stock, or restricted stock units that are not fully vested at such time will fully vest upon such termination and any options will remain exercisable for one year following death, but in no event beyond the award’s original expiration date.  A non-employee (director, advisor, or consultant) whose service is terminated for cause, will forfeit any unvested options, restricted stock, or restricted stock units upon such termination.

If a non-employee director ceases to serve on the Board for any reason other than death or change of control, such non-employee director’s options, restricted stock, or restricted stock units that are not fully vested at such time will be forfeited upon termination of such non-employee director’s service; any options that have already vested by the termination date will remain exercisable for three months following termination. Notwithstanding the foregoing, the CRC may, in its discretion, modify the award agreement of any non-employee director, at any time, to provide that options, restricted shares, or restricted stock units, or any of them, that are not fully vested at the time a non-employee director ceases to serve on the Board for any reason other than death, change in control, and for Cause will fully vest upon such termination; such awards will remain exercisable, in the case of an option award, for three months but not beyond expiration of original term.

With respect to non-employee advisors or consultants, options that are not fully vested at the time service as a non-employee terminates for any reason other than death or change in control, will be forfeited upon termination; any options that have already vested by the termination date will remain exercisable for three months following termination.   Restricted stock or restricted stock units that are not fully vested at the time service as a non-employee advisor or consultant terminates for any reason other than death or change in control, will be forfeited upon termination

Change of Control

Unless otherwise provided in the award agreement, in the discretion of the CRC, any award not fully vested at the time a participant terminates employment within the vesting period for the award and on or after a change of control will become fully vested upon such termination and remain exercisable, as applicable, throughout its original term, provided, however that with respect to performance-based awards, such full vesting shall only apply with respect to any performance-based awards which are not assumed or replaced by the successor or surviving corporation. If the successor or surviving corporation (or parent thereof) so agrees, some or all outstanding awards will be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in a change of control transaction.  If applicable, each award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities which would have been issuable to the participant upon the consummation of such change of control had the award been exercised, vested or earned immediately prior to such change of control, and such other appropriate adjustments in the terms and conditions of the award shall be made.   In addition, if the foregoing does not apply with respect to any particular outstanding award, then the CRC may provide that all such outstanding awards shall be cancelled as of the date of the Change of control in exchange for a payment in cash and/or shares all as more fully set forth in the Plan. Change of control is defined in the Plan which is attached to this Proxy Statement.

Limitations on Transfer of Awards

Each award, and all rights thereunder, shall be non-assignable and nontransferable during an individual’s lifetime except that the CRC may permit further transferability of awards other than incentive stock options, on a general or a specific basis, provided, however, that no award may be transferred for value or other consideration without first obtaining approval by the shareholders of the Corporation.  No award and no right under any such award may be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, bankruptcy, or court order, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Corporation. In the event of a participant's death, a participant’s vested rights and interests in any award may be exercised by the personal representative of the participant’s estate within three (3) months or any statutorily required period after the date of death.  In the event of a participant’s permanent disability, a participant’s vested rights and interests in any award may be exercised by such person’s guardian, conservator, or other legal personal representative within ninety (90) days or any statutorily required period after the date of permanent disability.

Effective Date and Term of the Plan

If approved by the shareholders owning a majority of the total votes cast at the Annual Meeting, the Plan will become effective as of the Effective Date.  The Plan shall terminate on the ten-year anniversary of the Effective Date.  No grants shall be awarded after such termination; however, the terms of the Plan shall continue to apply to all awards outstanding when the Plan terminates.

Any award granted prior to the tenth (10th) anniversary of the Effective Date may extend beyond such date, and the authority of the CRC and the Board to amend, alter, adjust, suspend, discontinue or terminate any such award, or to waive any conditions or rights under any such award, and to amend the Plan, will extend beyond such date. The CRC or the Board may terminate the Plan at any time with respect to all awards that have not been granted.  The CRC determines the period during which a stock option granted under the Plan may be exercised, but no such option or right will be exercisable for more than ten years from the grant date of such award.

Amendment and Discontinuance

The CRC or the Board may terminate, amend or modify the Plan or any part hereof at any time it deems necessary or appropriate; provided, however, that no amendment, modification, or termination of the Plan or any award shall adversely affect the previously accrued material rights or benefits of a participant under any outstanding award under the Plan, without the consent of the participant; and provided, further, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by an applicable statutory or regulatory requirement.  Notwithstanding the foregoing, the Board and CRC are prohibited from amending the provisions of the plan that prohibit the repricing of options.

Repricing Prohibited

The CRC is prohibited from decreasing the exercise price for any outstanding stock option granted to a participant under the Plan after the date of grant or allowing a participant to surrender an outstanding stock option granted under the Plan to the Corporation as consideration for the grant of cash, other awards, or a new option with a lower exercise price.

Clawback of Awards

Clawback provisions will apply to all named executive officers and other executive officers if the Corporation is required to prepare an accounting restatement due to materially inaccurate performance metrics, and such provisions may be amended, or supplemented by an additional clawback policy or policies, at any time or from time to time.  In addition, a participant may be required to repay to the Corporation previously paid compensation, whether provided pursuant to the Plan or an award agreement, in accordance with policies of the Corporation.  By accepting an award, the participant will agree to be bound by such policies of the Corporation, as in effect or as may be adopted and/or modified from time to time by the Corporation (including, without limitation, to comply with applicable law or stock exchange listing requirements).

New Benefit Plans

As of the date of the 2022 Annual Meeting, no awards will have been granted (i.e. whether granted conditionally subject to shareholder approval or otherwise) under the Plan. Subject to shareholder approval of the Plan, all awards granted under the Plan will be made at the discretion of the CRC or its delegates. As a result, it is not currently possible to determine the benefits or amounts that will be received by any individual or groups pursuant to the Plan in the future, or the benefits or amounts that would have been received by or allocated to any individual or groups for the last completed fiscal year if the Plan had been in effect. Information regarding our recent practices with respect to equity-based compensation is presented elsewhere in this proxy statement.

Federal Income Tax Consequences

The U.S. federal income tax consequences to First Community and the recipients of awards under the Plan are complex and subject to change.  The following discussion is only a summary of the general rules applicable to the Plan. Recipients of awards under the Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

As discussed above, several different types of instruments may be issued under the Plan. The tax consequences related to the issuance of each is discussed separately below.

Options.  In general, a recipient of an option granted under the Plan will not have regular taxable income at the time of grant.

Upon exercise of a nonqualified stock option, the optionee generally must recognize taxable income in an amount equal to the fair market value on the date of exercise of the shares exercised, minus the exercise price.  The tax basis for the shares purchased is their fair market value on the date of exercise.  Any gain or loss recognized upon any later sale or other disposition of the acquired shares generally will be capital gain or loss.  The character of such capital gain or loss (short-term or long-term) will depend upon the length of time that the optionee holds the shares prior to the sale or disposition. Generally, such shares must be held at least twelve (12) months in order for long-term capital gains tax rates to apply.

An optionee generally will not be required to recognize any regular taxable income upon the exercise of an incentive stock option, provided that the optionee does not dispose of the shares issued to him or her upon exercise of the option within the two-year period after the date of grant and within one year after the receipt of the shares by the optionee.  The optionee will have alternative minimum taxable income equal to the amount by which the fair market value of the shares on the exercise date exceeds the purchase price.  An optionee will recognize ordinary taxable income upon the exercise of an incentive stock option if such optionee uses the broker-assisted cashless exercise method.  Provided the optionee does not recognize regular taxable income upon exercise, the tax basis for the shares purchased is equal to the exercise price. Upon a later sale or other disposition of the shares, the optionee must recognize long-term capital gain or ordinary taxable income, depending upon whether the optionee holds the shares for specified holding periods.

Restricted Stock.  In general, a participant who receives restricted stock will not recognize taxable income upon receipt, but instead will recognize ordinary income when the shares are no longer subject to restrictions.  Alternatively, unless prohibited by the CRC, a participant may elect under Section 83(b) of the Code to be taxed at the time of receipt, provided the participant meets applicable provisions of the Plan and Code with respect to such election.  The amount of ordinary income recognized by the participant will be equal to the fair market value of the shares at the time income is recognized, less the amount of any price paid for the shares.  In general, any gain recognized thereafter will be capital gain.

Restricted Stock Units ("RSUs").  In general, a participant who is awarded RSUs will not recognize taxable income upon receipt.  When a participant receives payment for an award of RSUs in shares or cash, the fair market value of the shares or the amount of cash received will be taxed to the participant at ordinary income rates.  However, if any shares used to pay out RSUs are nontransferable and subject to a substantial risk of forfeiture, the taxable event is deferred until either the restriction on transferability or the risk of forfeiture lapses.  In such a case, a participant, unless prohibited by the CRC, may elect under Section 83(b) of the Code to be taxed at the time of receipt, provided the participant meets applicable provisions of the 2012 Plan and Code with respect to such election.  In general, any gain recognized thereafter will be capital gain.

Withholding Requirements.  The Corporation or any affiliate shall be entitled to withhold from any amount otherwise payable to a participant (or secure payment from the participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation or an affiliate with respect to any amount payable and/or shares issuable to such participant under the Plan, or with respect to any income recognized upon the lapse of restrictions applicable to an award or upon a disqualifying disposition of shares received pursuant to the exercise of an incentive stock option, and the Corporation may defer payment or issuance of the cash or shares upon the grant, exercise or vesting of an award unless appropriate arrangements are made to its satisfaction against any liability for any such tax.  The Corporation shall determine the amount of such withholding or tax payment, which shall be payable by the participant at such time as the Corporation determines. The CRC may prescribe in each award agreement one or more methods by which the participant will be permitted to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the participant to the Corporation or an affiliate or the withholding from the award, at the appropriate time, of a number of shares sufficient, based upon the fair market value of such shares, to satisfy such tax withholding requirements. The CRC may establish such rules and procedures relating to withholding methods as it deems necessary or appropriate.

Deduction Limits and Performance Measures.  The Corporation generally will be entitled to a tax deduction in connection with an award made under the Plan only to the extent that the participant recognizes ordinary income from the award. The Corporation is generally not entitled to a tax deduction for any award with respect to any amount that represents compensation of $1 million paid to “covered employees” under Code Section 162(m).

Code Section 409A Compliance

Code Section 409A provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts.

Based on final regulations and other guidance issued under Code Section 409A, the awards under the Plan could be affected.  In general, if an award either (1) meets the requirements imposed by Code Section 409A or (2) qualifies for an exception from coverage of Code Section 409A, the tax consequences described above will continue to apply.  If an award is subject to Code Section 409A and does not comply with the requirements of Code Section 409A, then amounts deferred in the current year and in previous years will become subject to immediate taxation to the participant, and the participant will be required to pay (1) a penalty equal to interest at the underpayment rate plus 1% on the tax that should have been paid on the amount of the original deferral and any related earnings and (2) in addition to any regular tax, an excise tax equal to 20% of the original deferral and any earnings credited on the deferral.

The Corporation has designed the Plan so that awards either comply with, or are exempt from coverage of, Code Section 409A.  The Corporation intends to continue to review the terms of the Plan and may, subject to the terms of the Plan, adopt additional amendments to comply with current and additional guidance issued under Section 409A of the Code.

The Corporation does not intend the preceding discussion to be a complete explanation of all of the income tax consequences of participating in the Plan. Participants in the Plan should consult their own personal tax advisors to determine the particular tax consequences of the Plan to them, including the application and effect of foreign, state and local taxes, and any changes in the federal tax laws from the date of this proxy statement.

Vote Required

The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker “non-votes” will be disregarded and will have no effect on the outcome of the vote.

First Community believes that its compensation plans have made a significant contribution to the success of the Corporation in attracting and retaining key employees. It is the intention of the persons named in the accompanying proxy, unless the proxy specifies otherwise, to vote “FOR” the Plan.

Accordingly, the Compensation and Retirement Committee and Board of Directors recommends that the shareholders vote “FOR” approval of the First Community Bankshares, Inc. 2022 Omnibus Equity Compensation Plan.

ADDITIONAL INFORMATION

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, shareholder proposals, submitted in accordance with SEC’s Rule 14a-8, must be received at the Corporation’s principal executive office by November 16, 2022. Proposals must be addressed to Secretary, First Community Bankshares, Inc., P.O. Box 989, Bluefield, Virginia 24605-0989.

Other Shareholder Proposals and Shareholder Nominations for Directors for Presentation at Next Year’s Annual Meeting

The Corporation’s amended and restated bylaws require that any shareholder proposal that is not submitted for inclusion in the next year’s proxy statement under SEC Rule 14a-8, but, is instead sought to be presented directly at the 2023 Annual Meeting, and any shareholder nominations for directors, must be received at the Corporation’s principal executive office not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the 2022 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of the bylaws, must be received no sooner than January 26, 2023, and no later than February 25, 2023. Proposals must be addressed to Secretary, First Community Bankshares, Inc., P.O. Box 989, Bluefield, Virginia 24605-0989, and include the information set forth in the bylaws, which are posted on the Corporation’s website. Shareholder nominations for directors may be made only if such nominations are made in accordance with the procedures set forth in Section 2.3 of the Corporation’s amended and restated bylaws. SEC rules permit management to vote proxies in management’s discretion in certain cases if the shareholder does not comply with this deadline, and in certain other cases regardless of the shareholder’s compliance with this deadline. Other than proposals properly omitted from this proxy statement pursuant to SEC rules and other matters discussed in this proxy statement, the Board of Directors has not received timely notice of any other matter that may come before the Annual Meeting.

Solicitation of Proxies

Proxies may be solicited on behalf of the Board of Directors by mail, telephone, other electronic means, or in person. Copies of proxy materials and the 2021 Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from the beneficial owners, and the Corporation will reimburse such record holders for their reasonable expenses.

Shareholder Requests for Copies of 2021 Annual Report and Proxy Materials

Upon written request, the Corporation will provide, without charge, to shareholders of record and beneficial owners as of close of business on March 3, 2022, a copy of this proxy statement and the 2021 Annual Report. Any written request for a copy of this proxy statement and/or the 2021 Annual Report must be mailed to Secretary, First Community Bankshares, Inc., P.O. Box 989, Bluefield, Virginia 24605-0989.

Delivery of Documents to Shareholders Sharing Same Address (Householding)

To reduce the expenses of delivering duplicate proxy materials to its shareholders, the Corporation may deliver only one proxy statement and Annual Report to multiple shareholders who share an address unless the Corporation receives contrary instructions from any shareholders at that address. If you are the beneficial owner, but not the record holder, of shares of the Corporation’s stock, your broker, bank, or other nominee may only deliver one copy of this proxy statement and 2021 Annual Report to multiple shareholders at the same address, unless that nominee has received contrary instructions from one or more of the shareholders. The Corporation will deliver, upon request, a separate copy of this proxy statement and 2021 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder desiring to receive a separate copy of the proxy statement and Annual Report, now or in the future, should submit this request to Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Also, shareholders sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish instead to receive a single copy of such materials in the future will need to, in the case of beneficial owners, contact their broker, bank, or other nominee or, in the case of record owners, contact Broadridge (using the above contact information) to request that only a single copy of each document be mailed to all shareholders at the same address in the future.

Electronic Access to Proxy Statement and Annual Report

This proxy statement and the 2021 Annual Report may be viewed online at www.firstcommunitybank.com under Investor Relations. If you are a shareholder of record, you can elect to access future annual reports and proxy statements electronically by marking the appropriate box on your proxy form or by following the instructions provided if you vote on the Internet or by telephone. If you choose electronic access, you will receive a proxy form in mid to late March providing the website address for access. Your choice will remain in effect until you notify the Corporation by mail that you wish to resume delivery of paper copies of annual reports and proxies by mail. If your stock is held for you by a bank, broker, or another holder of record, please refer to the information provided by that entity holding the stock on your behalf for instructions on how to elect the paper option.

First Community Bankshares, Inc.

FIRST COMMUNITY BANKSHARES, INC
P.O. BOX 989
BLUEFIELD, VA 24605-0989

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 25, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 21, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FCBC2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 25, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 21, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D69560-P68189

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST COMMUNITY BANKSHARES, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3, and 4:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees, Class of 2025

01) Samuel L. Elmore
02) Richard S. Johnson
03) Beth A. Taylor

	For	Against	Abstain
2. To approve, on a non binding advisory basis, the Corporation's executive compensation program for fiscal year 2021.	☐	☐	☐
3. To ratify the selection of the independent registered public accounting firm for 2022.	☐	☐	☐
4. To approve the First Community Bankshares, Inc. 2022 Omnibus Equity Compensation Plan.	☐	☐	☐

NOTE: The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on April 26, 2022:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D69561-P68189

FIRST COMMUNITY BANKSHARES, INC.
This revocable proxy is solicited on behalf of the Board of Directors
Annual Meeting of Stockholders
April 26, 2022
2:00 p.m., Eastern Daylight Time

The undersigned appoints Samuel G. Hill and Crystal R. Cline, or either of them, proxies to vote all shares of common stock ("Common Stock") of First Community Bankshares, Inc. (the "Corporation") which the undersigned is entitled to vote at the annual meeting (the "Annual Meeting") of stockholders of the Corporation, to be held on April 26, 2022 at 2:00 p.m., Eastern Daylight Time, at www.virtualshareholdermeeting.com/FCBC2022, or at any adjournment thereof, on the matters as set forth in the proxy statement for the Annual Meeting and on all matters properly presented at the Annual Meeting.

This instruction and proxy card is also solicited by the Board of Directors of the Corporation for persons who participate in the First Community Bankshares, Inc. Employee Stock Ownership and Savings Plan ("Plan"). By signing this instruction and proxy card, or by phone or Internet, the undersigned hereby instructs First Community Bank, the trustee of the Plan, to exercise the voting rights relating to any shares of Common Stock allocable to his or her account(s) as of the close of business on March 3, 2022.

The trustee will tabulate the votes received from all Plan participants by April 25, 2022, and shall vote the shares of Common Stock as directed. **In the event any participant in the Plan does not provide voting directions, the trustee of the Plan shall vote the participant's shares of Common Stock as the trustee, in its sole discretion, shall deem appropriate.**

Proxies will be voted as directed. In the absence of specific direction, signed proxies will be voted in accordance with the recommendations of the Board of Directors of the Corporation and in the discretion of the proxy holders upon such other matters as may properly come before the Annual Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE